UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Fulton Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2017 Proxy Statement

Notice of Annual Meeting of Shareholders
Monday, May 15 at 10:00 a.m.
Lancaster, PA

P.O. Box 4887
One Penn Square
Lancaster, Pennsylvania 17604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
MONDAY, MAY 15, 2017 AT 10:00 A.M.

TO THE SHAREHOLDERS OF FULTON FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the Annual Meeting of the shareholders of FULTON FINANCIAL CORPORATION (“Fulton”) will be held on Monday, May 15, 2017, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania, for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS. The election of twelve (12) director nominees to serve for one-year terms;

2.	EXECUTIVE COMPENSATION PROPOSAL. A non-binding say on pay (“Say-on-Pay”) resolution to approve the compensation of the named executive officers;

3.	EXECUTIVE COMPENSATION FREQUENCY PROPOSAL. A non-binding say when on pay (“Say-When-on-Pay”) resolution for shareholders to recommend the frequency of conducting Fulton’s future non-binding Say-on-Pay votes to approve executive compensation;

4.	RATIFICATION OF INDEPENDENT AUDITOR. The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2017; and

5.	OTHER BUSINESS. Such other business as may properly be brought before the meeting and any adjournments thereof.

Only those shareholders of record at the close of business on February 28, 2017, shall be entitled to be given notice of, to attend and to vote at the meeting. Please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or, alternatively, if you received paper copies of the Proxy Statement and proxy card, to complete, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. Shareholders attending the Annual Meeting in person may vote in person, even if they have previously voted by proxy.

Voting via the Internet or by telephone is fast and convenient, and your vote is immediately tabulated and confirmed. Your Proxy is revocable and may be withdrawn at any time before it is voted at the meeting. You are cordially invited to attend the meeting. If you plan on attending, please RSVP that you will attend by returning the Annual Meeting Reservation Form enclosed or print and return the form posted at www.proxyvote.com.

A copy of Fulton’s Annual Report on Form 10-K accompanies this Proxy Statement.

Sincerely,

Daniel R. Stolzer

Corporate Secretary

Enclosures
April 3, 2017

PROXY STATEMENT

Dated and To Be Mailed on or about: April 3, 2017

P.O. Box 4887, One Penn Square
Lancaster, Pennsylvania 17604
(717) 291-2411

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2017 AT 10:00 A.M.

INFORMATION CONCERNING COMPENSATION	26
Compensation Discussion and Analysis	26

ANNUAL MEETING SUMMARY

The Annual Meeting of the shareholders of Fulton (the “Annual Meeting”) will be held on Monday, May 15, 2017, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania. The Board of Directors has approved an agenda consisting of four proposals for the Annual Meeting, as described in the meeting notice and in more detail in this document.
Proposal 1 (Page 9) The election of the twelve (12) director nominees identified in this Proxy Statement.		Proposal 2 (Page 55) The approval of the non-binding Say-on- Pay resolution to approve the compensation of the named executive officers for 2016.
Proposal 3 (Page 56) The approval of the non-binding Say-When-on-Pay resolution to recommend the frequency of conducting future non-binding Say-on-Pay votes.		Proposal 4 (Page 58) The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2017.
The Board of Directors recommends that shareholders vote FOR the election of each of the twelve (12) director nominees identified in this Proxy Statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2016, in favor of a ONE YEAR FREQUENCY to conduct a non-binding Say-on-Pay vote and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2017.
You can vote your shares via the Internet by visiting www.proxyvote.com and entering your control number.	You can vote your shares by telephone by calling 1-800-690-6903 and using your control number.	If you received a paper copy of the Proxy Statement, you can vote your shares by signing and returning your proxy card by mail.	You can vote in person at the Annual Meeting with your proxy card or legal proxy if shares are held in street name. (See Voting Shares Held in Street Name on Page 4 for more information).

If you would like to save paper and reduce the costs incurred by Fulton in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card and control number in hand when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and to create an electronic voting instruction form. Follow the instructions for voting by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

GENERAL INFORMATION

Introduction

Fulton, a Pennsylvania business corporation and registered financial holding company, was organized pursuant to a plan of reorganization adopted by Fulton Bank and implemented on June 30, 1982. On that date, Fulton Bank became a wholly owned subsidiary of Fulton, and the shareholders of Fulton Bank became shareholders of Fulton. Since that time, Fulton has acquired other banks (some of which have since been merged together), Fulton Bank adopted a national charter, and today Fulton owns the following community banks: FNB Bank, N.A., Fulton Bank, N.A., Fulton Bank of New Jersey, Lafayette Ambassador Bank, Swineford National Bank and The Columbia Bank.

In addition, Fulton has several other direct subsidiaries, including: Fulton Insurance Services Group, Inc. (which operates an insurance agency selling life insurance and related insurance products); Fulton Financial Realty Company (which owns or leases certain properties on which branch and operational facilities are located); Central Pennsylvania Financial Corp. (which owns, directly or indirectly, certain limited partnership interests, principally in low- to moderate-income and elderly housing projects); and FFC Management, Inc. (which holds certain investment securities and corporate-owned life insurance policies).

RSVP, Date, Time and Place of Meeting

The Annual Meeting will be held on Monday, May 15, 2017, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania.

You are cordially invited to attend the Annual Meeting. In order for Fulton to plan and prepare for the proper number of shareholders, if you plan on attending, please RSVP and confirm that you will attend by completing and returning the Annual Meeting Reservation Form enclosed. If you received a Notice of Internet Availability of Proxy Materials, or if you requested proxy materials by email, please print and return the Annual Meeting Reservation Form posted at www.proxyvote.com if you plan to attend the Annual Meeting. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m. Shareholders are encouraged to arrive early. Public parking is available in downtown Lancaster. For a list of parking locations, please consult the Lancaster Parking Authority website at www.lancasterparkingauthority.com, or consult the information in the Annual Meeting Invitation and Reservation Form. Each shareholder may be asked to present valid photo identification, such as a driver’s license, and proof of share ownership, as of February 28, 2017, such as a copy of a brokerage statement or a copy of your ballot. Large bags, cameras, cell phones, recording devices and other electronic devices will not be permitted at the Annual Meeting, and individuals not complying with this request are subject to dismissal from the Annual Meeting. In the event of an adjournment, postponement or emergency that may change the Annual Meeting’s time, date, or location, Fulton will make an announcement, issue a press release or post information at www.fult.com to notify shareholders as appropriate. The contents of our website are not incorporated into this Proxy Statement and should not be considered part of this document.

This Proxy Statement relates to the Annual Meeting of shareholders to be held on Monday, May 15, 2017 at 10:00 a.m. Attendance at the Annual Meeting will be limited to shareholders of record at the close of business on February 28, 2017 (the “Record Date”), their authorized representatives and guests of Fulton.

Shareholders Entitled to Vote and Attend Meeting

Only those shareholders of record as of the Record Date shall be entitled to receive notice of, attend and vote at the Annual Meeting.

Purpose of Meeting

Fulton shareholders will be asked to consider and vote upon the following matters at the Annual Meeting: (i) the election of twelve (12) director nominees to serve for one-year terms; (ii) the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2016; (iii) the non-binding Say-When-on-Pay resolution to recommend the frequency of conducting future non-binding Say-on-Pay votes; (iv) the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2017; and (v) such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

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Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Fulton for use at the Annual Meeting to be held at 10:00 a.m. on Monday, May 15, 2017, and any adjournments or postponements thereof. Fulton is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by mail, telephone or by electronic communication by Fulton’s directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Fulton has engaged Laurel Hill Advisory Group, LLC to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the Annual Meeting. The fee for such services is estimated at $7,000, plus reimbursement for reasonable research, distribution and mailing costs.

Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Fulton will reimburse them for reasonable out-of-pocket expenses incurred by them in connection with such activities.

Revocability and Voting of Proxies

The execution and return of the enclosed proxy card, or voting by another method, will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder may revoke any proxy given pursuant to this solicitation by delivering written notice of revocation to the Corporate Secretary or Assistant Corporate Secretary of Fulton, sending a new proxy card at any time before the shares are voted by the proxy at the Annual Meeting, or by voting by another method at any time before the applicable deadline for voting set forth on the proxy card. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Annual Meeting, including any adjournment or postponement thereof, in accordance with the written instructions of the shareholder giving the proxy. In the absence of specific voting instructions, all proxies will be voted FOR the election of each of the twelve (12) director nominees identified in this Proxy Statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2016, in favor of a ONE YEAR FREQUENCY of conducting future non-binding Say-on-Pay votes, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2017. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the Annual Meeting, any proxy given pursuant to this solicitation will be voted in the discretion of the proxyholders named on the Proxy Card, as permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you are a registered shareholder of record who holds stock in certificates or book entry with Fulton’s transfer agent and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Shares held for the account of shareholders who participate in the Dividend Reinvestment and Stock Purchase Plan and for the account of employees, and former employees, who participate in the Employee Stock Purchase Plan (the “ESPP”) will be voted in accordance with the instructions of each shareholder as set forth in his or her proxy. If a shareholder who participates in these plans does not return a proxy, the shares held for the shareholder’s account will not be voted.

Shares held for the account of employees, and former employees, of Fulton and its subsidiaries who participate in the Fulton Financial Common Stock Fund of the Fulton Financial Corporation 401(k) Retirement Plan (the “401(k) Plan”), will be voted by Fulton Financial Advisors, a division of Fulton Bank, N.A., as plan trustee (“Plan Trustee”) in accordance with the instructions of each participant as set forth in the proxy card sent to the participant with respect to such shares. To allow sufficient time for the Plan Trustee to vote, participants’ voting instructions must be received by May 10, 2017.

Each participant in the 401(k) Plan (or the beneficiary of a deceased participant) is entitled to direct the Plan Trustee how to vote shares of common stock of Fulton which are allocated to his or her account under the 401(k) Plan on any matter on which other holders of Fulton’s common stock are entitled to vote. If no direction is given, then the 401(k) Plan shares will not be voted by the Plan Trustee. The Plan Trustee has established procedures that are designed to safeguard the confidentiality of information about each 401(k) Plan participant’s purchase, holding, sale and voting of the common stock. If a 401(k) Plan participant has questions about these procedures or concerns about the confidentiality of this information, please contact the Retirement Plan Administrative Committee and direct the inquiry to Fulton Financial Corporation, Attn: RPAC – Benefits, P.O. Box 4887, One Penn Square, Lancaster, PA 17604.

Voting Shares Held in Street Name

If you hold shares in street name with a bank or broker, it is important that you instruct your bank or broker how to vote your shares if you want your shares to be voted on the election of directors (Proposal 1 of this Proxy Statement), on the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2016 (Proposal 2 of this Proxy Statement) and on the non-binding Say-When-on-Pay resolution to recommend the frequency of conducting future non-binding Say-on-Pay votes (Proposal 3 of this Proxy Statement). If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors or any non-routine matters, such as Proposals 2 and 3 of this Proxy Statement, no votes will be cast on your behalf for the election of directors or Proposals 2 and 3. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Fulton’s independent auditor (Proposal 4 of this Proxy Statement) and other matters that your bank or broker considers routine. If you hold shares in street name with a bank or broker and you wish to vote your shares in person at the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker authorizing you to vote the shares at the Annual Meeting.

Voting of Shares and Principal Holders Thereof

At the close of business on the Record Date, Fulton had 174,263,708 shares of common stock outstanding and entitled to vote. There is no other class of capital stock outstanding. As of the Record Date, 4,040,456 shares of Fulton common stock were held by Fulton Financial Advisors (“FFA”), a division of Fulton Bank, N.A., as the Plan Trustee, or in a fiduciary capacity for fiduciary accounts. The shares held in this manner, in the aggregate, represent approximately 2.32% of the total shares outstanding. Shares that are held in the applicable plan are voted by the beneficiaries. Shares for which FFA serves as a co-fiduciary will be voted by the co-fiduciary, unless the co-fiduciary declines to accept voting responsibility, in which case, FFA will vote to abstain on all proposals. Shares for which FFA serves as sole trustee of a revocable trust, shares for which FFA acts as agent for an investment management account, and shares for which FFA acts as custodian for a custodial account, are voted by the settlor of the revocable trust and the principal of the agency or custodial account unless the governing document provides for FFA to vote the shares, in which case FFA will vote to abstain on all proposals. Shares for which FFA is acting as sole trustee of an irrevocable trust or as guardian of the estate of a minor or an incompetent person are voted by FFA, and in such cases, FFA will vote to abstain on all proposals.

The holders of a majority of the outstanding common stock present in person or by proxy at the Annual Meeting constitute a quorum for the conduct of business. The judge of election will treat shares of Fulton common stock represented by a properly signed and returned proxy which casts a vote on any matter, other than a procedural matter, as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked or designated as casting a vote or abstaining on a particular matter. Likewise, the judge of election will treat shares of common stock represented by broker non-votes as present for purposes of determining a quorum if such shares have been voted on any matter other than a procedural matter.1

Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except for the election of directors and the non-binding Say-When-on-Pay resolution to recommend the frequency of conducting future non-binding Say-on-Pay votes, or in cases where the vote of a greater number of shares is required by law or under Fulton’s Articles of Incorporation or Bylaws.

In the case of the election of directors, the twelve (12) candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors for terms of one (1) year. The affirmative vote of a majority of the common stock present or represented by proxy and voting at the Annual Meeting is required for approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2016 and the ratification of Fulton’s independent auditor. The option receiving the greatest number of votes for the non-binding Say-When-on-Pay resolution to recommend the frequency to conduct a non-binding Say-on-Pay vote, even if not the majority of votes cast, will be considered the frequency recommendation by Fulton’s shareholders.

1 Broker non-votes are shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power to vote such shares on a particular proposal.

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Abstentions and broker non-votes will be counted as shares that are present at the Annual Meeting for determining the presence of a quorum, but will not be counted as votes cast on the election of directors, the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2016, the non-binding Say-When-on-Pay resolution to recommend the frequency of conducting future non-binding Say-on-Pay votes or the ratification of Fulton’s independent auditor. Because abstentions and broker non-votes are not counted as votes cast, they will have no effect on the election of directors, the non-binding Say-on-Pay resolution concerning executive compensation, the non-binding Say-When-on-Pay resolution to recommend the frequency to conduct a non-binding Say-on-Pay votes or the ratification of Fulton’s independent auditor.

To the knowledge of Fulton, on the Record Date, no person or entity owned of record, or beneficially, more than 5% of the outstanding common stock of Fulton, except those listed on Page 16 under “Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners.”

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on May 15, 2017

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), Fulton is advising its shareholders that Fulton is furnishing proxy materials (i.e., this Proxy Statement, 2016 Annual Report and proxy card) to some of Fulton’s shareholders on the Internet at www.proxyvote.com rather than mailing paper copies of the materials to those shareholders. As a result, some shareholders will receive a Notice of Internet Availability of Proxy Materials and other shareholders will receive paper copies of this Proxy Statement, the 2016 Annual Report on Form 10-K and proxy card. The Notice of Internet Availability of Proxy Materials contains instructions on how to access this Proxy Statement, the 2016 Annual Report on Form 10-K and proxy card over the Internet, instructions on how to vote shares, as well as instructions on how to request a paper copy of our proxy materials, if shareholders so desire. Fulton believes electronic delivery should expedite the receipt of materials, significantly lower costs and help to conserve natural resources.

Whether shareholders receive the Notice of Internet Availability of Proxy Materials or paper copies of the proxy materials, the Proxy Statement, the 2016 Annual Report on Form 10-K, the proxy card and any amendments to the foregoing materials that are required to be furnished to shareholders, are available for review online at http://materials.proxyvote.com/360271.

This Proxy Statement and our 2016 Annual Report on Form 10-K also are available in the Investor Relations section of Fulton’s website at www.fult.com. Shareholders may access this material by choosing the “Investor Relations” tab at the top of the page, and then “SEC Filings” from the items listed in the Investor Relations section.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the election of each of the twelve (12) director nominees identified in this Proxy Statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2016, for a ONE YEAR FREQUENCY for the non-binding Say-When-on-Pay resolution to conduct future non-binding Say-on-Pay votes and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2017.

Shareholder Proposals

Under SEC rules, shareholder proposals intended to be considered for inclusion in Fulton’s Proxy Statement and form of proxy for the 2018 Annual Meeting must be received at the principal executive offices of Fulton at One Penn Square, Lancaster, Pennsylvania no later than December 4, 2017. In addition, any shareholder proposal not received at Fulton’s principal executive offices by February 17, 2018, which is forty-five (45) calendar days before the one (1) year anniversary of the date Fulton released the previous year’s annual meeting Proxy Statement to shareholders, will be considered untimely and, if presented at the 2018 Annual Meeting, the proxy holders will be able to exercise discretionary authority in voting on any such proposal to the extent authorized by Rule 14a-4(c) under the Exchange Act. All shareholder proposals must comply with Rule 14a-8 under the Exchange Act, as well as Fulton’s Bylaws.

Generally, under applicable SEC rules, a shareholder may not submit more than one proposal, and the proposal, including any accompanying supporting statement, may not exceed 500 words. In order to be eligible to submit a proposal, a shareholder must have continuously held at least $2,000 in market value of Fulton common stock for at least one year before the date the proposal is submitted. Any shareholder submitting a shareholder proposal to Fulton must also provide Fulton with a written statement verifying ownership of stock and confirming the shareholder’s intention to continue to hold the stock through the date of the 2018 Annual Meeting. The shareholder, or a qualified representative, must attend the 2018 Annual Meeting in person to present the proposal. The shareholder must also continue to hold the applicable amount of Fulton common stock through the date of the 2018 Annual Meeting.

Contacting the Board of Directors

Any shareholder of Fulton who desires to contact the Board of Directors may do so by writing to: Board of Directors, Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. These written communications will be provided to the Chair of the Executive Committee of the Board of Directors who will determine further distribution based on the nature of the information in the communication. For example, communications concerning accounting, internal accounting controls or auditing matters will be shared with the Chair of the Audit Committee of the Board of Directors.

Code of Conduct

Fulton’s Code of Conduct (the “Code of Conduct”) governs the conduct of its directors, officers and employees. Fulton provides the Code of Conduct to each director, officer and employee when starting their position, and they are required to annually acknowledge their review of the Code of Conduct. The Code of Conduct was last updated in 2016, after a review by the Nominating and Corporate Governance Committee. Fulton’s employees and directors are expected to recognize and avoid conflicts of interest situations in which personal interest or relationships interfere with, might interfere with, or appear to interfere with, their responsibilities to Fulton. A current copy of the Code of Conduct can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The current Code of Conduct, future amendments and any waivers are also posted and available on Fulton’s website at www.fult.com.

Corporate Governance Guidelines

Fulton has adopted Corporate Governance Guidelines (the “Governance Guidelines”) that include guidelines and Fulton’s policy regarding the following topics: (1) the size of the Board of Directors; (2) director qualifications; (3) a majority vote standard; (4) service on other boards and director change in status; (5) meeting attendance and review of meeting materials; (6) director access to management and independent advisors; (7) designation of a Lead Director; (8) executive sessions; (9) Chief Executive Officer (“CEO”) evaluation and succession planning; (10) Board of Directors and committee evaluations; (11) stock ownership guidelines; (12) communications by interested parties; (13) Board of Directors and committee minutes; (14) Codes of Conduct; and (15) disclosure and update of the Governance Guidelines. On January 21, 2014, the Governance Guidelines were amended to add a majority vote standard for an uncontested election of directors. The Governance Guidelines were updated on June 17, 2014 to add the provision that Fulton encourages each member of the Board of Directors to attend outside education programs of relevance to their board service as one component of its corporate governance and general board education process, and again on July 21, 2015 to remove a provision expressing a general preference in the selection of directors for candidates working or living in the markets where Fulton operates, or in markets contiguous to those markets. A copy of the current Governance Guidelines can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The Governance Guidelines are also posted and available on Fulton’s website at www.fult.com.

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SELECTION OF DIRECTORS

General Information

The Bylaws of Fulton provide that the Board of Directors shall consist of at least five (5) but not more than thirty-five (35) persons, and that the Board of Directors shall, from time to time, determine the number of directors. The Board of Directors has, by resolution, fixed the number of the Board of Directors at twelve (12). Pursuant to Fulton’s Bylaws, as amended, all nominees elected to the Board of Directors are elected for one-year terms.

A majority of the Board of Directors may increase or decrease the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until the next Annual Meeting of the shareholders and until a successor is elected and shall have qualified.

Fulton’s Bylaws limit the age of director nominees, and no person may be nominated for election as a director who will attain the age of seventy-two (72) years on or before the date of the Annual Meeting at which he or she is to be elected. In addition, Fulton has adopted a Voluntary Resignation Policy, last amended in January 2014, for directors that generally requires a director to tender his or her resignation when the director’s effectiveness as a member of the Board of Directors may be substantially impaired. Circumstances that require a resignation to be submitted include, but are not limited to: (i) a director failing to attend at least 62.5% of meetings of the Board of Directors or its committees without a valid excuse; (ii) unless such an event is promptly cured to the satisfaction of Fulton, any extension of credit by any of Fulton’s subsidiary banks for which the director or a related interest of the director is an obligor or guarantor is: a) classified by Fulton as nonaccrual, sixty (60) or more days past due, or restructured; b) assigned a risk rating of “substandard” or less; or c) not in material compliance with Board of Governors of the Federal Reserve System’s Regulation O (12 C.F.R. Part 215) (“Regulation O”); or (iii) a nominee for director does not receive a majority of the votes cast in an uncontested election for the Board of Directors. While the policy sets forth events which might cause a director to tender his or her resignation, it also directs Fulton’s Board of Directors to consider carefully, on a case-by-case basis, whether or not Fulton should accept such a resignation.

Majority Vote Standard

In January 2014, Fulton’s Nominating and Corporate Governance Committee recommended, and the Board of Directors adopted, a majority vote standard for uncontested director elections by revising the Governance Guidelines and the Voluntary Resignation Policy for directors. In an uncontested election for the Board of Directors at a Fulton annual meeting of shareholders, any nominee for director who does not receive a majority of the votes cast is required to promptly tender his or her resignation following certification of the shareholder vote. As further described in the Governance Guidelines, the Nominating and Corporate Governance Committee shall consider the resignation tendered and recommend to the Board of Directors whether to accept it.

Procedure for Shareholder Nominations

Section 3 of Article II of Fulton’s Bylaws requires shareholder nominations of director candidates to be made in writing and delivered or mailed to the Chairman of the Board or the Corporate Secretary not less than the earlier of (a) one hundred twenty (120) days prior to any meeting of shareholders called for the election of directors or (b) the deadline for submitting shareholder proposals for inclusion in a Proxy Statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the SEC under the Exchange Act. For the 2018 Annual Meeting this deadline date is December 4, 2017. Further, the notice to the Chairman of the Board or the Corporate Secretary of a shareholder nomination shall set forth: (i) the name and address of the shareholder who intends to make the nomination and a representation that the shareholder is a holder of record of stock of Fulton entitled to vote at such meeting and intends to be present in person or by proxy at such meeting to nominate the person or persons to be nominated; (ii) the name, age, business address and residence address of each nominee proposed in such notice; (iii) the principal occupation or employment of each such nominee; (iv) the number of shares of capital stock of Fulton that are beneficially owned by each such nominee; (v) a statement of qualifications of the proposed nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Fulton, if elected by the shareholders;

(vi) a description of all arrangements or understandings between the shareholder submitting the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (vii) such other information regarding each nominee proposed by the shareholder as would have been required to be included in the Proxy Statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by or at the direction of the Board of Directors. The chairman of the meeting shall determine whether nominations have been made in accordance with the requirements of the Bylaws and, if the chairman determines that a nomination is defective, the nomination and any votes cast for the nominee shall be disregarded. Shareholder nominees are subject to the same standard of review as nominees of Fulton’s Board of Directors or its Nominating and Corporate Governance Committee.

Director Qualifications and Board Diversity

In considering any individual nominated for membership on the Board of Directors, including those nominated by a shareholder, Fulton considers a variety of factors, including whether the candidate is recommended by executive management, the individual’s professional and personal qualifications, including business experience, education and community and charitable activities, the individual’s familiarity with one or more of the communities in which Fulton is located or is seeking to locate, and the diversity the individual may provide to the Board of Directors and its committees. Fulton does not have a separate written policy regarding how diversity is to be considered in the director nominating process. Generally, however, Fulton takes into account diversity in business experience, community service, skills, professional background and other qualifications, as well as diversity in race, national origin and gender, in considering individual candidates. Fulton’s Governance Guidelines provide that Fulton’s Board of Directors should be sufficient in size to achieve diversity in business experience, community service and other qualifications among non-employee directors while still facilitating substantive discussions in which each director can participate meaningfully. In 2004, the Board of Directors formed the Nominating and Corporate Governance Committee of the Board of Directors, whose members are independent in accordance with the NASDAQ listing standards. The charter for the Nominating and Corporate Governance Committee is posted and available on Fulton’s website at www.fult.com. The Nominating and Corporate Governance Committee is responsible for the Governance Guidelines and for recommending director nominees to the Board of Directors. A third party search firm was retained by the Nominating and Corporate Governance Committee to assist Fulton in identifying and evaluating the qualifications and skills of potential nominees during 2016, including Director Snyder. The Nominating and Corporate Governance Committee also considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, Fulton’s Chief Executive Officer, other senior officers and third parties. Information on the experience, qualifications, attributes or skills of Fulton’s director nominees is described under “Director Nominee Biographical Information” below.

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ELECTION OF DIRECTORS – PROPOSAL ONE

General Information

For the 2017 Annual Meeting, the Board of Directors has fixed the number of directors at twelve (12). Pursuant to Fulton’s Bylaws, as amended, nominees to the Board of Directors are elected for one-year terms. The Board of Directors has nominated the following twelve (12) persons for election to the Board of Directors for a term of one year:

2017 Director Nominees

Lisa Crutchfield	Denise L. Devine	Patrick J. Freer
George W. Hodges	Albert Morrison III	James R. Moxley III
R. Scott Smith, Jr.	Scott A. Snyder	Ronald H. Spair
Mark F. Strauss	Ernest J. Waters	E. Philip Wenger

Each of the above director nominees is presently a director of Fulton. Following the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the nomination of the above individuals. However, in the event that any of the foregoing 2017 director nominees are unable to accept nomination or election, any proxy given pursuant to this solicitation will be voted in favor of such other persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of its director nominees will be unable to accept nomination or to serve as a director, if elected at the Annual Meeting.

Vote Required

The twelve (12) candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors. Abstentions and broker non-votes will be counted as shares that are present at the Annual Meeting, but will not be counted as votes cast in the election of directors. As described under Majority Vote Standard on Page 7, in an uncontested election of directors, any nominee for director who does not receive a majority of the votes cast is required to promptly tender his or her resignation following certification of the shareholder vote.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the election of each of the twelve (12) director nominees identified in this Proxy Statement to serve for one-year terms.

Information about Nominees, Directors and Independence Standards

Information concerning the experience, qualifications, attributes or skills of the twelve (12) persons nominated by Fulton for election to the Board of Directors at the 2017 Annual Meeting is set forth below, including whether they were determined by the Board of Directors to be independent for purposes of the NASDAQ listing standards.

Fulton is a NASDAQ listed company and follows the NASDAQ listing standards for Board of Directors and committee independence. The Board of Directors determined that eleven (11) of Fulton’s twelve (12) director nominees are independent, as defined in the applicable NASDAQ listing standards. Specifically, the Board of Directors found that Directors Crutchfield, Devine, Freer, Hodges, Morrison, Moxley, Smith, Snyder, Spair, Strauss and Waters met the definition of independent director in the NASDAQ listing standards and that each of these directors is free of any relationships that would interfere with his or her individual exercise of independent judgment. In addition, members of the Audit Committee and the Human Resources Committee (the “HR Committee”) of the Board of Directors meet the requirements for independence under the NASDAQ listing standards, and the rules and regulations of the SEC for service on the Audit Committee or the HR Committee, as applicable. In reviewing director independence, the Board of Directors considered the relationships and other arrangements, if any, of each director. The other types of relationships and transactions that were reviewed and considered are more fully described in “Related Person Transactions” on Page 22.

Director Nominee Biographical Information

The following information regarding each director nominee’s background, experience, qualifications, attributes or skills represents the information that led Fulton to conclude that these persons should be nominated to serve as a director of Fulton.

LISA CRUTCHFIELD (Independent Director)

Age: 54 Fulton Director since: 2014 Committees: • Executive - Member • Nominating and Corporate Governance - Vice Chair • Risk - Chair

Ms. Crutchfield has been a Director of Unitil Corporation (NYSE:UTL) from 2012 to present. She also is the managing principal, since September 2016, of Hudson Strategic Advisers LLC, an economic analysis and strategic advisory firm to energy companies, financial services companies and governmental agencies. From September of 2013 to August 2016, Ms. Crutchfield led the CEO Council for Growth. Prior to her role at the CEO Council, she served as executive vice president, chief regulatory and compliance officer for National Grid USA from 2008 to 2011. In this role, Ms. Crutchfield also served as a non-independent director on the board of National Grid USA. Additionally, she has held leadership roles with PECO Energy Company, TIAA-CREF and Duke Energy. From 1993 to 1997, Crutchfield was appointed to serve as vice chairman of the Pennsylvania Public Utility Commission. Ms. Crutchfield is a graduate of Yale University with a B.A. in economics and political science. She is also a graduate of the Harvard School of Business and holds a M.A. of Business Administration, with distinction in finance.

Ms. Crutchfield brings more than 20 years of experience leading corporate teams and has extensive knowledge of the financial industry and business practices with expertise in risk mitigation, compliance and regulatory matters.

DENISE L. DEVINE (Independent Director)

Age: 61 Fulton Director since: 2012 Committees: • Audit - Member and financial expert • Executive - Member • Human Resources - Chair

Ms. Devine is the founder and since 2014 has served as the Chief Executive Officer of FNB Holdings, LLC, a company dedicated to initiatives in the health and wellness space. Ms. Devine was also founder and has served for more than ten years as the Chief Executive Officer of Nutripharm, Inc., a company that has generated a portfolio of composition and process patents to create innovative natural food, beverage, pharmaceutical and nutraceutical products that facilitate nutrition and lifelong health. Ms. Devine, a certified public accountant, also previously served as Chief Financial Officer for Energy Solutions International and in financial management positions for Campbell Soup Company. Ms. Devine has served as Chair of the Pennsylvania State Board of Accountancy and on the Board of the American Institute of CPAs. Ms. Devine was a member of the Board of Trustees of Villanova University from 2005 to 2015, where she was the Chair of the Audit and Risk Committee. She has also served as a member of the Board of Trustees of Lourdes Health System since 2010 and was appointed to the Board of Ben Franklin Technology Partners of Southeastern Pennsylvania in 2016.

Ms. Devine has substantial management, business and finance experience, which adds valuable outside experience to Fulton’s Board of Directors and its committees. During 2015 and 2016 she completed courses and was recognized by the National Association of Corporate Directors (“NACD”) as a Board Leadership Fellow. She received an MBA from the Wharton School of the University of Pennsylvania, an M.S. in Taxation from Villanova Law School, and a B.S. in Accounting from Villanova University, where she graduated first in her class.

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PATRICK J. FREER (Independent Director)

Age: 67 Fulton Director since: 1996 Committees: • Executive - Member • Human Resources - Vice Chair • Nominating and Corporate Governance Committee - Chair

Mr. Freer was a Director of Lebanon Valley Farmers Bank, formerly known as Farmers Trust Bank, from 1980 until it was combined with Fulton Bank in 2007. He has been the President, since 1998, of Strickler Insurance Agency, Inc. (insurance broker) and is a Certified Insurance Counselor.

Mr. Freer brings to the Fulton Board of Directors an extensive knowledge of insurance, investments, finance and risk management, as well as valuable knowledge of Fulton through his tenure of more than fifteen (15) years on its Board of Directors and as a bank director from 1980 to 2007. Mr. Freer has long been an active member in his community, helping with numerous capital campaigns and community projects. Mr. Freer has been a board member of the American Cancer Society, Lebanon County Economic Development Authority, Center of Lebanon Association and the Lebanon County Mental Health Association and has served as past president of the Lebanon Valley Sertoma Club and Lebanon County Christian Ministries.

GEORGE W. HODGES (Independent Director and Lead Director)

Age: 66 Fulton Director since: 2001 Committees: • Audit - Vice Chair and financial expert • Executive - Chair • Human Resources - Member

Mr. Hodges currently serves as Lead Director of Fulton and was a Director of Drovers & Mechanics Bank, until it was merged into Fulton Bank in 2001, and has served on the Board of Directors of Fulton Bank since 2012. He has been a Director of York Water Company (NASDAQ:YORW) from 2000 to present and served as Chairman since 2011, Director of The Wolf Organization, Inc. from 2008 to 2015 (regional distributor and sourcing company of kitchen and bath products and specialty building products), a Director of Burnham Holdings, Inc. from 2006 to present, the parent company of fourteen subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories (including furnaces, radiators and air conditioning systems), for residential, commercial and industrial applications, and has served on the boards of various for profit, non-profit and community organizations. Mr. Hodges served as non-executive Chairman of the Board of The Wolf Organization from 2008 to 2009. Prior to being Chairman, Mr. Hodges was a member of the Office of the President of The Wolf Organization from 1986 to 2008.

Mr. Hodges brings considerable financial expertise and business knowledge to the Fulton Board of Directors, both through his business experience and his service on other boards, and has completed the requirements for the NACD Board Leadership Fellow Program from 2012 to 2016.

ALBERT MORRISON III (Independent Director)

Age: 70 Fulton Director since: 2012 Committees: • Audit - Chair and financial expert • Executive - Vice Chair • Risk Committee - Member • Special Joint Board Compliance - Member

Since 2002, Mr. Morrison has served as the Chairman of the Board of Burnham Holdings, Inc., the parent company of fourteen subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories (including furnaces, radiators and air conditioning systems), for residential, commercial and industrial applications. Mr. Morrison was elected as a director of Burnham in 1986 and became President and Chief Executive Officer of Burnham in 1988. Mr. Morrison retired as Chief Executive Officer, effective in April 2012, after thirty-eight years of service with Burnham Holdings, Inc.

As a long-time Chief Executive Officer and director of a manufacturing company, Mr. Morrison brings extensive business, financial, acquisition and human resources skills to Fulton’s Board of Directors.

JAMES R. MOXLEY III (Independent Director)

Age: 56 Fulton Director since: 2015 Committees: • Nominating and Corporate Governance - Member • Risk - Vice Chair • Special Joint Board Compliance - Vice Chair

In addition to being a director of Fulton, Mr. Moxley has been a director of The Columbia Bank since 1999. He is admitted and licensed to practice law in Maryland and a former real estate attorney with Venable, Baetjer and Howard, now known as Venable LLP (law firm). Since 1992, Mr. Moxley has served as a Principal of Security Development Corporation (a Washington-Baltimore real estate land development company engaged primarily in retail and multifamily projects). He serves as Board Chair and has been a trustee of Glenelg Country School from 1996 to present. He has also served as a trustee of the Howard Hospital Foundation from 2014 to present, as a Founding Director of the Real Estate Charitable Foundation of Maryland from 2015 to present, and is active on numerous governmental and community boards and committees in Maryland. Mr. Moxley received a JD degree and a BA in Economics (magna cum laude) from Duke University.

Mr. Moxley brings banking expertise to Fulton’s Board of Directors that he gained as a director of The Columbia Bank. He also has extensive business, tax, and legal experience related to the acquisition, financing, and development of commercial and residential real estate. Mr. Moxley’s longstanding board service at Fulton’s affiliate bank in Maryland also imparts corporate governance and supervisory skills.

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R. SCOTT SMITH, JR. (Independent Director)

Age: 70 Fulton Director since: 2001 Committees: • Risk - Member

Mr. Smith is the retired Chairman of the Board and Chief Executive Officer of Fulton. He served as Chairman of the Board and CEO from January 2006 to December 2012 and also served as a Director of Fulton Bank from 1993 to 2002. He was a Director of The Federal Reserve Bank of Philadelphia from 2010 to 2013 and a member of the Federal Advisory Council to the Board of Governors of the Federal Reserve System from 2008 to 2010. Mr. Smith was a Director of the American Bankers Association from 2006 to 2009, was employed by Fulton from 1978 to 2012 in various positions and worked in financial services since 1969. In 2014, Mr. Smith became a director of Herr Foods, Inc. (snack food manufacturer), and IREX Corp. (a specialty contracting organization), and he continues to be active in the Lancaster community.

Mr. Smith’s various management roles during his over thirty years of service in banking give him a broad understanding of the financial services industry, Fulton’s operations, corporate governance matters and leadership experience qualifying him to serve on Fulton’s Board of Directors.

SCOTT A. SNYDER, PhD (Independent Director)

Age: 51 Fulton Director since: 2016 Committees: • Nominating and Corporate Governance - Member • Risk - Member

Dr. Snyder currently serves as Senior Vice President, Managing Director, and Chief Technology and Innovation Officer since August 2016 for Radnor, Pennsylvania based Safeguard Scientifics, Inc. (NYSE:SFE), a provider of capital and relevant expertise to fuel the growth of technology-driven businesses in healthcare, financial services and digital media. From 2011 until August of 2016, he served as the president and chief strategy officer of the Boston- and Philadelphia-based Mobiquity, Inc., a mobile tech company that focuses on digital strategy and engineering enhanced mobile experiences. In addition, Dr. Snyder is a senior fellow in the Management Department at the Wharton School and an adjunct faculty member in the School of Engineering and Applied Science at the University of Pennsylvania. Dr. Snyder earned his B.S., M.S. and Ph.D. in Systems Engineering from the University of Pennsylvania, and an Executive Degree from the University of Southern California.

Dr. Snyder brings business acumen, experience in the technology sector and leadership in digital innovation to the Fulton Board of Directors. Dr. Snyder has extensive expertise in the development of digital solutions, mobile business strategy and mobile security.

RONALD H. SPAIR (Independent Director)

Age: 61 Fulton Director since: 2015 Committees: • Audit - Member and financial expert • Human Resources - Member

Mr. Spair has served as the Chief Financial Officer, Chief Operating Officer and a member of the Board of Directors of OraSure Technologies, Inc. (NASDAQ:OSUR), a diagnostic and medical device company headquartered in Bethlehem, Pennsylvania, since September 2006, and as Executive Vice President and Chief Financial Officer since November 2001. Since 2013, Mr. Spair has also served on the board of Life Science – PA, which was formerly known as Pennsylvania Biotechnology Association), a state trade association for the life sciences community in the Commonwealth of Pennsylvania. He is a certified public accountant, a chartered global management accountant and holds an MBA from Rider College.

Mr. Spair brings his public company executive experience and financial expertise to Fulton’s Board of Directors. Mr. Spair has also had extensive experience negotiating mergers and acquisitions, development and licensing transactions and corporate financings.

MARK F. STRAUSS (Independent Director)

Age: 65 Fulton Director since: 2016 Committees: • Human Resources - Member • Nominating and Corporate Governance - Member • Special Joint Board Compliance - Member

Mr. Strauss has served as Director of Fulton Bank of New Jersey since 2011, and as a Director of Skylands Community Bank prior to its merger with Fulton Bank of New Jersey in 2011. Since October 2010, he has served as Senior Vice President of Corporate Strategy and Business Development at American Water Works Company, Inc. (NYSE: AWK), the largest and most geographically diverse publicly traded U.S. water and wastewater utility company. Mr. Strauss is responsible for working with the senior management team to link overall strategy and major growth efforts for American Water’s regulated and competitive operations.

From December 2006 to September 2010, Mr. Strauss served as President of American Water Enterprises, which owns and operates several of American Water’s market-based businesses. In this role, Mr. Strauss oversaw American Water’s non-regulated business units that offer operations and maintenance contract services across the United States and Canada, including water and wastewater management for military bases, service-line protection programs, design, construction and operation of community onsite water and wastewater systems, and other innovative solutions that address a variety of challenges facing the industry.

Mr. Strauss has legal and executive skills and is admitted and licensed to practice law in New Jersey.

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ERNEST J. WATERS (Independent Director)

Age: 67 Fulton Director since: 2012 Committees: • Audit – Member and financial expert • Executive - Member • Risk – Member • Special Joint Board Compliance - Chair

In addition to serving as a Director of Fulton, Mr. Waters has also been a Director of Fulton Bank, N.A. since 2011. Mr. Waters retired from Metropolitan Edison, a FirstEnergy company, in 2009, where he served as the Area Vice President and Area Manager. Mr. Waters joined the FirstEnergy companies (an investor-owned utility) in 1976 and held various positions in Auditing and Marketing during his tenure. He also served as an expert accounting witness in setting rates before the Pennsylvania Public Utility Commission. Prior to joining the FirstEnergy companies, Mr. Waters was a public accountant and business consultant in Philadelphia. He is a former certified public accountant and holds an MBA from the University of Pittsburgh. Since 2007, Mr. Waters has served on the Board of Directors of the York Water Company (NASDAQ: YORW) where he chairs their Compensation Committee and is a member of the Audit Committee. He has served as a director on the board of Pace Resources, Inc. since 2015. In addition, Mr. Waters has served at leadership and committee levels with numerous community and nonprofit organizations. He is a past Chairman of the Board of York Hospital and is currently a member of the Board, and chairs the Audit Committee for Wellspan Health, York Hospital’s parent company.

Mr. Waters has business, regulatory, leadership, board service and accounting expertise that brings valuable perspectives to Fulton’s Board of Directors. He has also completed the requirements for the NACD Board Leadership Fellow Program from 2014 to 2016.

E. PHILIP WENGER (Chairman of the Board)

Age: 59 Fulton Director since: 2009 Committees: • Executive - Member • Special Joint Board Compliance – Member

Mr. Wenger became Chairman of the Board, Chief Executive Officer and President of Fulton effective on January 1, 2013. He previously served as President and Chief Operating Officer of Fulton from 2008 to 2012, a Director of Fulton Bank from 2003 to 2009, Chairman of Fulton Bank from 2006 to 2009 and has been employed by Fulton in a number of positions since 1979. In addition, Mr. Wenger serves or has served on the Board of Directors for the Pennsylvania Chamber of Commerce, the Economic Development Company of Lancaster County, and the Lancaster County YMCA Foundation. He is a past chair of the Lancaster Chamber of Commerce.

Mr. Wenger possesses an extensive knowledge of the many aspects of banking operations through more than thirty years of experience in the financial services industry. He has gained valuable insight through his experience in different banking areas, including retail banking, commercial banking, bank operations and systems.

Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners

The following table sets forth the number of shares of common stock beneficially owned1 as of the Record Date, the latest practicable date, by each director nominee, and the named executive officers, Messrs. Wenger, Rohrbaugh, Barrett, Roda, Myers and Ms. Mueller, (collectively the “Named Executive Officers” or the “Executives;” and individually, an “Executive”) and those persons known to be the beneficial owner of more than 5% of Fulton’s common stock. Except as to the beneficial owners and other principal holders listed below, to the knowledge of Fulton, no person or entity owned, of record or beneficially, on the Record Date more than 5% of the outstanding common stock of Fulton. Unless otherwise indicated in a footnote, shares shown as beneficially owned by each director nominee and each Executive are held individually by the person. The director nominees and the Executives of Fulton, as a group, owned of record and beneficially 1,181,321 shares of Fulton common stock, representing 0.68% of such shares then outstanding. Shares representing less than one percent of the outstanding shares are shown with a “*” below.

Name of Beneficial Owner	Title	Number of Common Shares Beneficially Owned	2 3 4	Percent of Class
Lisa Crutchfield	Director Nominee	6,585		*
Denise L. Devine	Director Nominee	12,801	[5]	*
Patrick J. Freer	Director Nominee	111,086	[6]	*
George W. Hodges	Director Nominee	41,395	[7]	*
Albert Morrison III	Director Nominee	31,104		*
James R. Moxley III	Director Nominee	121,942	[8]	*
R. Scott Smith, Jr.	Director Nominee	295,034	[9]	*
Scott A. Snyder	Director Nominee	1,187		*
Ronald H. Spair	Director Nominee	3,719		*
Mark F. Strauss	Director Nominee	18,105	[10]	*
Ernest J. Waters	Director Nominee	17,995	[11]	*
E. Philip Wenger	Director Nominee, Chairman of the Board, President and Chief Executive Officer	225,435	[12]	*
Patrick S. Barrett [13]	Senior Executive Vice President and Chief Financial Officer	36		*
Meg R. Mueller	Senior Executive Vice President	51,074	[14]	*
Curtis J. Myers	Senior Executive Vice President	105,294	[15]	*
Craig A. Roda	Senior Executive Vice President	87,749	[16]	*
Philmer H. Rohrbaugh	Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer	50,780	[17]	*

Total Ownership	Director Nominees and Executives as a Group (17 Persons)	1,181,321		0.68%

Beneficial Owners Holding More than 5%

BlackRock, Inc. [18] 55 East 52nd Street New York, NY 10055	N/A	17,842,661		10.3%

The Vanguard Group [19] 100 Vanguard Blvd. Malvern, PA 19355	N/A	14,275,861		8.23%

Dimensional Fund Advisors LP [20] Building One 6300 Bee Cave Road Austin, TX 78746	N/A	14,011,436		8.09%

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1 Beneficial ownership is determined in accordance with SEC Rule 13d-3, which provides that a person is deemed to own any stock for which that person has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock; or (ii) investment power, which includes the power to dispose or direct the disposition of the stock; or (iii) the right to acquire beneficial ownership within 60 days after the Record Date.

2 Includes 84,643 shares issuable upon the exercise of vested stock options, which have been treated as outstanding shares for purposes of calculating the percentage of outstanding shares owned by director and the Executives as a group.

3 As of the Record Date, none of the listed individuals had pledged Fulton stock.

4 Fulton has established stock ownership guidelines for Fulton directors and certain officers. See a description of the ownership requirements on Page 40.

5 Ms. Devine’s ownership includes 1,000 shares held jointly with her spouse.

6 Mr. Freer’s ownership includes 97,040 shares held jointly with his spouse.

7 Mr. Hodges’ ownership includes 21,430 shares held in a 401(k) plan and 2,466 shares held by The Hodges Family Foundation, Inc. Mr. Hodges disclaims beneficial ownership of the shares held by The Hodges Family Foundation, Inc.

8 Mr. Moxley’s ownership includes 39,115 shares held by The Moxley Family Trust, 1,049 shares held solely by his spouse, 15,722 shares held by Mr. Moxley as custodian for his children and 20,000 shares held in a 401(k) plan.

9 Mr. Smith’s ownership includes 278,344 shares held jointly with his spouse and 5,539 shares held in an IRA.

10 Mr. Strauss’ ownership includes 953 shares held jointly with his spouse and 6,427 shares held in an IRA.

11 Mr. Waters’ ownership includes 6,119 shares held in an IRA.

12 Mr. Wenger’s ownership includes 37,625 shares held jointly with his spouse and 77,817 shares held in Fulton’s 401(k) Plan. Also includes 2,986 shares held in Fulton’s 401(k) Plan by his spouse and 335 shares held by Mr. Wenger as custodian for his children.

13 Mr. Barrett resigned as an Executive effective December 5, 2016 and his last day of employment with Fulton was January 4, 2017.

14 Ms. Mueller’s ownership includes 10 shares held jointly with her spouse and 37,470 shares which may be acquired pursuant to the exercise of vested stock options.

15 Mr. Myers’ ownership includes 44,163 shares held in Fulton’s 401(k) Plan, 47,173 shares which may be acquired pursuant to the exercise of vested stock options and 13,959 shares held jointly with his spouse.

16 Mr. Roda’s ownership includes 18,963 shares in Fulton’s ESPP and an additional 111 shares held jointly with his spouse.

17 Mr. Rohrbaugh’s ownership includes 27,000 shares held in an IRA and 23,780 shares held jointly with his spouse.

18 This information is based solely on a Schedule 13G filed with the SEC on January 12, 2017 by BlackRock, Inc., which reported sole voting power as to 17,468,885 shares and sole dispositive power as to 17,842,661 shares, as of December 31, 2016.

19 This information is based solely on a Schedule 13G filed with the SEC on February 13, 2017 by The Vanguard Group, which reported sole voting power as to 205,580 shares and sole dispositive power as to 14,062,373 shares, shared voting power as to 16,734 shares and shared dispositive power as to 213,488 shares, as of December 31, 2016.

20 This information is based solely on a Schedule 13G filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP, which reported sole voting power as to 13,735,092 shares and sole dispositive power as to 14,011,436 shares, as of December 31, 2016.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Meetings and Committees of the Board of Directors

There were nine (9) regular and special meetings of the Board of Directors of Fulton and fifty-one (51) meetings of the committees of the Board of Directors of Fulton during 2016. No director attended fewer than 75% of (i) all meetings of the Board of Directors, (ii) all of the meetings of the committees of the Board of Directors on which a director served, or (iii) the aggregate number of meetings of the Board of Directors and of the committees of the Board of Directors on which he or she served in 2016.

The Board of Directors of Fulton has the following five regular standing committees: Audit, Executive, Human Resources, Nominating and Corporate Governance and Risk. Fulton also established the Special Joint Board Compliance Committee (the “Compliance Committee”) as further described below. The following table represents the membership on each Fulton committee as of the date of this Proxy Statement:

	Audit	Executive	Human Resources	Nominating and Corporate Governance	Risk	Compliance
Lisa Crutchfield		Member		Vice Chair	Chair
Denise L. Devine	Member	Member	Chair
Patrick J. Freer		Member	Vice Chair	Chair
George W. Hodges	Vice Chair	Chair	Member
Albert Morrison III	Chair	Vice Chair			Member	Member
James R. Moxley III				Member	Vice Chair	Vice Chair
R. Scott Smith, Jr.					Member
Scott A. Snyder				Member	Member
Ronald H. Spair	Member		Member
Mark F. Strauss			Member	Member		Member
Ernest J. Waters	Member	Member			Member	Chair
E. Philip Wenger		Member			Member*	Member

* Ex-officio member per bylaws

Human Resources Committee Interlocks and Insider Participation

HR Committee. Fulton maintains a Human Resources Committee (defined above as the “HR Committee”), and all members of the HR Committee meet the independence requirements of the NASDAQ listing standards for membership on compensation committees. Denise L. Devine, Patrick J. Freer, George W. Hodges, Ronald H. Spair and Mark F. Strauss served as members of the HR Committee during 2016. More information regarding the HR Committee can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on Page 26. There are no interlocking relationships, as defined in applicable SEC regulations, involving members of the HR Committee. Certain directors may have indirect relationships described in “Related Person Transactions” beginning on Page 22. The HR Committee is responsible for approving or recommending to the Board of Directors the compensation for the Executives, oversight of Fulton’s cash and equity-based incentive compensation plans, the ESPP and the 401(k) Plan, approving employment agreements for the Executives and other officers of Fulton and fulfilling other broad-based human resources duties. The HR Committee met a total of nine (9) times in 2016. The HR Committee is governed by a formal charter, which was last amended in July 2016, and which is available on Fulton’s website at www.fult.com.

Other Board Committees

Audit Committee. All members of the Audit Committee meet the independence requirements of the NASDAQ listing standards, and the rules and regulations of the SEC for membership on audit committees. Each of the members of the Audit Committee have been determined to qualify, been designated by the Board of Directors, and agreed to serve, as an Audit Committee “financial expert” as defined by SEC regulations. The Audit Committee met twelve (12) times during 2016.

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The Audit Committee is governed by a formal charter, which was last amended in September 2016, and which is available on Fulton’s website at www.fult.com. The Audit Committee’s pre-approval policy and procedure for audit and non-audit services is set forth in its charter. The functions of the Audit Committee include: sole authority to appoint, evaluate, retain, or terminate the independent auditor; direct responsibility for the compensation and oversight of the work of the independent auditor; oversight of the overall relationship with the independent auditor; meeting with the independent auditor to review the scope of audit services; reviewing and discussing with management and the independent auditor annual and quarterly financial statements and related disclosures; overseeing the internal audit function, including hiring and replacing the chief audit executive; reviewing related person transactions; establishing procedures and handling complaints concerning accounting, internal accounting controls, or auditing matters; and those risk management matters outlined in the Audit Committee Charter. In addition, with respect to any bank subsidiary of Fulton that has not established its own independent audit committee, it is intended that Fulton’s Audit Committee, in carrying out its responsibilities, will also satisfy the obligations imposed on such bank subsidiary of Fulton relating to the establishment and duties of an independent audit committee as set forth in Section 36 of the Federal Deposit Insurance Act and its implementing regulations.

Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee meet the independence requirements of the NASDAQ listing standards. The Nominating and Corporate Governance Committee met eight (8) times during 2016.

The Nominating and Corporate Governance Committee is responsible for, among other things, recommending to the Board of Directors nominees for election to the Board of Directors and assisting the Board of Directors with corporate governance matters, including the review and approval of all changes to the Code of Conduct, Governance Guidelines and the responsibility for guidelines and procedures to be used by directors in completing Board of Directors evaluations used in monitoring and evaluating the performance of the Board of Directors and committees. The Nominating and Corporate Governance Committee also has the primary responsibility for determining annually the compliance of Fulton’s directors and Executives with Fulton’s stock ownership guidelines. The Nominating and Corporate Governance Committee is governed by a formal charter, which was last amended in July 2016, and is available on Fulton’s website at www.fult.com.

Executive Committee. The Executive Committee did not meet during 2016. Except for the powers expressly excluded in Section 5 of Article III of the Bylaws, the Executive Committee exercises the powers of the Board of Directors between board meetings.

Risk Committee. Fulton’s Risk Committee met nine (9) times during 2016. The Risk Committee is responsible for providing oversight of the risk management functions and practices of Fulton, including assisting the Board of Directors with its oversight of Fulton’s policies, procedures and practices relating to assessment and management of Fulton’s enterprise-wide risks, including those risks identified in Fulton’s Enterprise Risk Management Policy, which currently include strategic risk, credit risk, market risk, liquidity risk, operational risk, legal risk, compliance and regulatory risk and reputational risk. Fulton’s Board of Directors considered the qualifications and experience of each Risk Committee member under Regulation YY (12 C.F.R Part 252) (“Regulation YY”) promulgated by the Board of Governors of the Federal Reserve System and applicable to board risk committees of publicly traded bank holding companies with assets of $10 billion or more and less than $50 billion. The Risk Committee Chair is an independent director, and each of the members of the Risk Committee was found by Fulton’s Board of Directors to possess the requisite experience in identifying, assessing and managing risk exposures at large, complex firms. The Risk Committee is governed by a formal charter, which was last amended in July 2016, and is available on Fulton’s website at www.fult.com.

Compliance Committee. The Special Joint Board Compliance Committee (defined above as the “Compliance Committee”) was established to assist the Board of Directors and the Boards of Fulton’s subsidiary banks, in fulfilling their respective responsibilities to oversee compliance with the enforcement orders relating to Bank Secrecy Act and anti-money laundering (“BSA/AML”) compliance matters at Fulton and its subsidiary banks and to oversee Fulton’s management of certain other compliance risks   See “Legal Proceedings” within “Note 17 – Commitments and Contingencies” in the Notes to Consolidated Financial Statements in Item 8. Financial Statements and Supplementary Data in Fulton’s Annual Report on Form 10-K, for the year ended December 31, 2016, for additional information regarding the enforcement orders issued to Fulton and its subsidiary banks.  The Compliance Committee is comprised of five Fulton directors and directors from each of Fulton’s subsidiary banks, and it met thirteen (13) times during 2016.

Board’s Role in Risk Oversight

While each of Fulton’s committees are responsible for overseeing the management of certain risks, Fulton’s Risk Committee is primarily responsible for overseeing the management of such risks for Fulton, and the entire Board of Directors is regularly informed through committee reports and review of committee meeting minutes about such risks. Fulton’s Risk Committee is primarily responsible for overseeing the management of Fulton’s enterprise-wide risks and the Board of Directors continues to regularly review information regarding Fulton’s exposure to strategic risk, credit risk, market risk, liquidity risk, operational risk, compliance and regulatory risk, legal risk and reputational risk, as well as Fulton’s strategies to monitor, control and mitigate its exposure to these risks. In addition, the HR Committee is responsible for overseeing the management of risks relating to all of Fulton’s compensation plans. The Audit Committee shares with the Risk Committee a general oversight role in Fulton’s risk management process in the context of the Audit Committee’s responsibility for financial reporting and its evaluation and assessment of the adequacy of Fulton’s internal control structure. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and governance matters. The Compliance Committee is responsible for overseeing management of certain risks related to compliance and regulatory matters.

The Board of Directors also relies upon Fulton’s Chief Risk Officer and other members of Fulton’s Enterprise Risk Management Committee, which is Fulton’s officer-level risk management committee, to oversee and manage existing and emerging risks and serve as a primary review forum prior to escalation to the Risk Committee and the Board of Directors. This officer-level risk management committee provides management-level oversight for Fulton’s risk management and compliance programs. In addition, annually, Fulton’s Board of Directors adopts a formal Risk Appetite Statement which sets forth both the qualitative and quantitative parameters within which Fulton executes its business strategies. This document also outlines the general framework within which Fulton manages risk in the context of Fulton’s core values and its management philosophy, which seeks to balance the risk it assumes in serving its customers and communities with the return it earns for its shareholders.

Fulton’s framework for risk management consists of three “lines of defense:” 1) business units, bank operations, shared services and corporate staff office functions (collectively known as front line units) have primary responsibility for risk management and compliance, and they each drive process deployment, risk identification and management, policies and procedures, training and communication/reporting; 2) independent risk management units (consisting of risk management, compliance, loan review, vendor risk management, fraud risk management, Bank Secrecy Act compliance and other risk management activities) have oversight responsibility and define governance requirements for risk management and compliance, and these units educate, advise and monitor front line unit risk and compliance activities in discrete areas; and 3) Fulton’s Internal Audit function periodically independently validates the effectiveness of internal controls and risk management activities within front line units and independent risk management units in those areas, and periodically reports results to management and the Board of Directors.

Fulton’s risk appetite is centered on Fulton’s objective to consistently increase and enhance shareholder value, while managing risk at an acceptable level. Fulton’s Board of Directors, and the committees that monitor risk, assess and oversee the management of risk, including the establishment, tracking and reporting of key risk indicators within the primary risk categories of strategic, credit, market, liquidity, operational, legal, compliance and regulatory and reputational risk. Fulton’s key risk indicator thresholds reflect Fulton’s objective to consistently increase and enhance shareholder value and maintain capital at a level and quality that supports Fulton’s long-term strategic objectives as well as comply with regulatory guidelines. Finally, Fulton engages in ongoing risk assessments, capital management and stress testing to ensure that Fulton has adequate capital to absorb potential losses under various stress scenarios.

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Lead Director and Fulton’s Leadership Structure

Director Hodges currently serves as Fulton’s Lead Director and is the independent Chair of the Executive Committee. He is also Vice Chair of the Audit Committee and a member of the Human Resources Committee. The Board of Directors has made a determination that a structure which includes a Lead Director and a combined Chairman/CEO is appropriate for Fulton. Pursuant to the Governance Guidelines, the Board of Directors designates for a term of at least one (1) year, and publicly discloses in Fulton’s Proxy Statement, the independent non-employee director who will lead the non-employee directors’ executive sessions and preside at all meetings of the Board of Directors at which the Chairman is not present. The Governance Guidelines also require that the Lead Director shall, as appropriate: serve as a liaison between the Chairman and the independent directors; approve information sent to the Board of Directors; approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and have the authority to call meetings of the independent directors.

Similar to many public companies, the leadership structure of Fulton combines the positions of Chairman and CEO. This structure permits the CEO to manage Fulton’s daily operations and provides a single voice for Fulton when needed. Fulton believes that separation of these roles is not necessary because the Lead Director acts to counterbalance the combined Chairman and CEO positions. In addition, approximately 92% of Fulton’s directors (11 out of 12) are independent under applicable NASDAQ standards, which provides an appropriate level of independent oversight at Board of Directors meetings and executive sessions. Finally, Fulton’s HR Committee, Nominating and Corporate Governance Committee and Audit Committee are all currently, and will continue to be, comprised solely of independent directors.

Executive Sessions

The independent directors of the Fulton Board of Directors met three (3) times in executive session at which only independent directors were present in 2016. The Chair of the Executive Committee, George W. Hodges, who also served as the Lead Director, conducted these executive sessions of the independent directors.

Annual Meeting Attendance

Pursuant to Fulton’s Governance Guidelines, Fulton expects directors to attend the Annual Meeting in person unless their absence is excused. All members of the Board of Directors attended the 2016 Annual Meeting, except for Director R. Scott Smith, Jr., whose attendance at the 2016 Annual Meeting of Shareholders was excused.

Director Education and Board of Directors Development

Fulton encourages its directors to attend outside seminars and educational programs as part of its corporate governance and general board education process. These educational opportunities are in addition to the education and development presentations that are provided during Fulton Board of Directors meetings and seminars. For example, third parties are periodically asked to provide the Board of Directors with presentations on governance, the economy, regulatory, compliance and a variety of other topics of interest. In addition, Directors Devine, Hodges and Waters have each completed the requirements for the NACD Board Leadership Fellow Program for 2016 and prior years. In order to become NACD Fellows, individuals must demonstrate their knowledge of the leading trends and practices that define exemplary corporate governance, and commit to developing professional insights through a sophisticated course of ongoing study. With the oversight of the Nominating and Corporate Governance Committee, Fulton will continue to promote board development and ensure directors are kept current in a selection of topics via onsite programs sponsored by Fulton, and external and remote learning opportunities.

Legal Proceedings

There are no material legal proceedings to which any director, officer, nominee, affiliate or principal shareholder, or any associate thereof, is a party adverse to Fulton, or in which any such person has a material interest adverse to Fulton.

Related Person Transactions

Financial Products and Services: Some of the current directors and executive officers of Fulton, including the Executives, their family members and the companies with which they are associated, were customers of, and/ or had banking transactions with, Fulton’s subsidiaries during 2016. These transactions included deposit accounts, trust relationships, loans and other financial products and services provided in the ordinary course of business by different Fulton subsidiaries. All loans and commitments to lend made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future. By using Fulton’s products and services, directors and executive officers have the opportunity to become familiar with the wide array of products and services offered by Fulton’s subsidiaries to customers.

Other Transactions: Applicable SEC regulations require Fulton to disclose transactions with certain related persons where the annual amount involved exceeds $120,000. However, a person who has a position or relationship with a firm, corporation, or other entity that engages in a transaction with Fulton is not deemed to have a material interest in a transaction where the interest arises only from such person’s position as a director of the firm, corporation or other entity and/or arises only from the ownership by such person in the firm, corporation or other entity if that ownership is under 10%, excluding partnerships. Amounts paid to entities in which a related person does not have a material interest or were obtained by a low bid pursuant to a formal request for proposal to provide services are not required to be disclosed. During 2016, Fulton did not have any related person transactions in excess of $120,000 requiring specific disclosure.

Fulton considered the related person transactions with the members of the Board of Directors and executive officers that do not require specific disclosure, when it made the determinations that eleven (11) of Fulton’s twelve (12) director nominees, or approximately 92% of its director nominees who are standing for election at the 2016 Annual Meeting, are independent in accordance with the NASDAQ listing standards. See “Information about Nominees, Directors and Independence Standards” on Page 9 for more information.

Family Relationships: SEC regulations generally require disclosure of any employment relationship or transaction with a related person where the amount involved exceeds $120,000. In fiscal year 2016, there were no family relationships among any of the members of the Board of Directors and executive officers of Fulton, except for Messrs. Wenger and Roda, who are related by marriage and are brothers-in-law. In addition, as of December 31, 2016, other family relationships existed among executive officers and some of the approximately 3,500 full-time equivalent employees of Fulton and its subsidiaries. These Fulton employees participate in compensation, benefit and incentive plans on the same basis as other similarly situated employees.

Related Person Transaction Policy and Procedures: Fulton does not have a separate policy specific to related person transactions. Under the Code of Conduct, however, employees and directors are expected to recognize and avoid those situations where personal interest or relationships might interfere, or appear to interfere, with their responsibilities to Fulton. The Code of Conduct also requires thoughtful attention to the problem of conflicts and the exercise of the highest degree of good judgment. Under the Code of Conduct, directors must provide prompt notice to Fulton of all new or changed business activities, related person relationships and board directorships as they arise.

In addition, Fulton and its subsidiary banks are subject to Regulation O, which governs loans by federally regulated banks to certain insiders, including an executive officer, director or 10% controlling shareholder of the applicable bank or bank holding company, or an entity controlled by such executive officer, director or controlling shareholder (an “Insider”). Each Fulton subsidiary bank is required to follow a Regulation O policy that prohibits the affiliate bank from making loans to an Insider unless the loan (i) is made on substantially the same terms, including

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interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and (ii) does not involve more than the normal risk of repayment or present other unfavorable features. Fulton and its subsidiary banks are examined periodically by bank regulators and Fulton’s Internal Audit Department for compliance with Regulation O to ensure that internal controls exist within Fulton and its subsidiary banks to monitor Fulton’s compliance with Regulation O.

In accordance with Fulton’s Audit Committee Charter and NASDAQ listing standards, the Audit Committee is charged with the responsibility to conduct, at least annually, an appropriate review and oversight of all transactions with related persons as defined in applicable SEC regulations. This responsibility includes reviewing an annual report regarding the related person transactions, if any, with each member of Fulton’s Board of Directors, the Executives and Fulton’s other executive officers during the prior year. At a meeting in February 2017, the Audit Committee reviewed a report of all existing related person transactions in 2016 involving Fulton’s directors, the Executives and Fulton’s other executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires Fulton’s executive officers, including the Executives, its principal accounting officer, its directors, and any persons owning 10% or more of Fulton’s common stock, to file with the SEC, in their personal capacities, initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4 and annual statements of beneficial ownership on Form 5. Persons filing such beneficial ownership statements are required by SEC regulation to furnish Fulton with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that “late filings” of such statements be disclosed in Fulton’s Proxy Statement. Based solely on Fulton’s review of Forms 3 and 4 and amendments thereto furnished to Fulton during the 2016 fiscal year, including Forms 5 and amendments thereto furnished to Fulton, and on written representations from Fulton’s directors, the Executives and Fulton’s other executive officers, Fulton believes that all such statements were timely filed in 2016, except for the following: a Form 4 filed by Patrick J. Freer on December 29, 2016, reporting the sale of 0.6534 fractional shares by Fulton’s transfer agent on December 1, 2016 to close an account for Mr. Freer’s spouse following the sale of 344 whole shares on November 28, 2016; Craig A. Roda reported the sale of 0.3339 fractional shares by his broker on November 18, 2016 to close an account on a Form 5 filed on February 14, 2017; and Curtis J. Myers reported the sale of 4,165.1484 shares on January 26, 2016 and the purchase of 593 shares on January 27, 2016, both within the 401(k) Plan, on a Form 4 filed on February 11, 2016.

Board of Directors and Committee Evaluations

Pursuant to its charter, the Nominating and Corporate Governance Committee reviews and recommends to the Board of Directors guidelines and procedures to be used by directors in monitoring and evaluating the performance of the Board of Directors and its committees. The Board of Directors and its committees, except the Executive Committee, conduct an annual self-evaluation of the performance of the Board of Directors and committees. Anonymous board and committee evaluation questionnaires were last completed in the fourth quarter of 2016. The results were compiled by Fulton’s in-house corporate counsel and presented to the Nominating and Corporate Governance Committee in December 2016, and the members of each committee also received a summary report of the results of that committee’s questionnaire. The Nominating and Corporate Governance Committee reported the results to the Board of Directors at its December 2016 regular meeting, and the Board of Directors and each of the committees discussed the summary of their respective annual evaluations.

Compensation of Directors

Non-employee directors serving on the Board of Directors currently receive a combination of cash and equity compensation paid by Fulton for service on the Board of Directors and its committees. Fulton directors do not receive compensation from any third party for their Fulton board service. Equity compensation paid to non-employee directors is granted pursuant to the 2011 Directors’ Equity Participation Plan (the “2011 Director Plan”). The equity compensation paid to non-employee directors during 2016 was in the form of shares of Fulton common stock that had no restriction or vesting requirements. Salaried officers of Fulton do not receive additional compensation for service on the Board of Directors. Thus, Mr. Wenger did not receive any director fees or additional compensation in 2016 for serving as a member of the Board of Directors.

The Board of Directors reviews non-employee director compensation annually, with the assistance of the HR Committee and a report from the HR Committee’s independent compensation consultant, McLagan, an Aon Hewitt Company, with any adjustments to director compensation made as part of its organizational meeting activities. The Board of Directors last revised the structure and amounts of cash and equity compensation paid to non-employee members of the Board of Directors in 2013. The structure and amounts of compensation paid to non-employee directors for service on the Board of Directors and its committees during 2016 was as follows:

Non-employee Director Fees	Amount
Quarterly Retainer	$8,750 in cash
Additional quarterly retainer paid to the Lead Director	$7,500 in cash
Additional quarterly retainer paid to committee chairs [1]	$3,125 in cash
Board meeting attendance fee	$2,000 in cash per meeting attended
Committee meeting attendance fee [2]	$1,000 in cash per meeting attended
Special Joint Board Compliance Committee meeting attendance fee	$1,000 in cash per meeting attended
Stock awards granted on June 1, 2016 and November 1, 2016 [3]	Fulton common stock equivalent to $35,000 [4]
Educational and seminar attendance fee [5]	$1,000 in cash per day

1 An additional quarterly retainer is not paid to the chair of the Executive Committee.

2 Committee meeting attendance fees are not paid to a non-employee director for attending committee meetings held in conjunction with a regularly scheduled meeting of the Board of Directors that the director attended.

3 Stock awards granted to non-employee directors elected at the 2016 annual meeting of shareholders and granted to non-employee directors serving on the date of grant in November 2016.

4 The number of shares granted to each director was determined based on the closing price of Fulton common stock on the date of grant, rounded up to the next whole share.

5 Paid for attendance at approved educational meetings or seminars. Since attendance at these meetings and seminars is voluntary, attendance at these meetings and seminars is not considered for purposes of calculating director attendance for Board of Directors and committee meetings.

Fulton also reimburses directors for Board of Directors service-related expenses incurred in serving as directors of Fulton and provides non-employee directors with a $50,000 term life insurance policy while they are directors. Certain directors have elected to participate in the Fulton Deferred Compensation Plan, under which a director may elect to defer a portion of his or her cash director’s fees as those fees are earned and to receive those fees, together with any returns earned on investments selected by the participating director, in a lump sum or in installments over a period of up to twenty (20) years following retirement. The only current non-employee directors of Fulton who have established accounts to defer a portion of the fees paid to them in cash are Directors Devine, Freer, Smith, Spair and Waters. Certain directors of Fulton also serve on the boards of certain Fulton subsidiary banks, and these directors are compensated with a retainer, meeting fees, or both for their service on each of those individual boards, and amounts paid are reflected in footnote 4 in the following Director Compensation Table.

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The following table summarizes all of the compensation paid to each non-employee Fulton director who served during 2016:

DIRECTOR COMPENSATION TABLE

					Change in Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name [1]	Cash	Awards [2]	Awards	Compensation	Earnings	Compensation 3 4	Total
	($)	($)	($)	($)	($)	($)	($)
Lisa Crutchfield	65,500	35,018	0	0	0	0	100,518
Denise L. Devine	68,500	35,018	0	0	0	0	103,518
Patrick J. Freer	65,500	35,018	0	0	0	0	100,518
George W. Hodges	87,000	35,018	0	0	0	0	122,018
Albert Morison III	80,500	35,018	0	0	0	0	115,518
James R. Moxley III	66,000	35,018	0	0	0	0	101,018
R. Scott Smith, Jr.	53,000	35,018	0	0	0	12,132 [5]	100,150
Scott A. Snyder	25,500	17,508	0	0	0	0	43,008
Ronald H. Spair	56,000	35,018	0	0	0	0	91,018
Gary A. Stewart	4,917	0	0	0	0	0	4,917
Mark F. Strauss	64,000	35,018	0	0	0	0	99,018
Ernest J. Waters	81,500	35,018	0	0	0	0	116,518

1 Directors listed represent all the non-employee Directors of Fulton serving during 2016. Director Stewart retired from the Board of Directors of Fulton effective January 20, 2016.

2 Fulton’s non-employee Directors were granted Fulton common stock as part of their 2016 compensation pursuant to the 2011 Director Plan. The amounts in this column consist of a stock award granted on June 1, 2016 consisting of 1,227 shares having a grant date fair value of $14.27 per share (the closing price of Fulton common stock on June 1, 2016), and a stock award granted on November 1, 2016 consisting of 1,187 shares having a grant date fair value of $14.75 per share (the closing price of Fulton common stock on November 1, 2016). The stock awards were granted without restriction or vesting requirements, and the amount shown does not reflect the value of any dividends paid on these shares during 2016. Director Stewart retired from the Board of Directors on January 20, 2016 and was not eligible to receive any stock awards in 2016, and Director Snyder became a director of Fulton on July 18, 2016 and received only the stock award granted on November 1, 2016.

3 Unless otherwise noted, the amount excludes perquisites and other personal benefits with an aggregate value of less than $10,000. Fulton’s methodology to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the item. Where a benefit involved assets owned by Fulton, an estimate of the incremental cost was used.

4 Some of Fulton’s Directors also serve on boards of Fulton’s subsidiary banks and received director fees for bank board service, which are included in the amounts listed in the table. During 2016, Director Hodges received $26,250 in fees from Fulton Bank, N.A., Director Moxley received $16,500 in fees from The Columbia Bank, Director Strauss received $17,700 in fees from Fulton Bank of New Jersey, and Director Waters received $26,250 in fees from Fulton Bank, N.A.

5 This amount includes $8,892 for club membership fees and other perquisites received by Director Smith during 2016.

INFORMATION CONCERNING COMPENSATION

Compensation Discussion and Analysis

1.	Executive Summary

Fulton believes that the compensation of the Named Executive Officers should reflect Fulton’s overall performance and the contributions of the Executives to that performance. Variable compensation awards (“VCP Awards”) and long-term equity awards (“LTI Awards”) earned by the Executives under Fulton’s Amended and Restated Equity and Cash Incentive Compensation Plan (the “2013 Plan”) are determined based on predetermined performance goals and the HR Committee’s assessment, in the exercise of its discretion, of Fulton’s and each Executive’s performance in the preceding year.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in Fulton’s Annual Report on Form 10-K for the year ended December 31, 2016, which is being made available to shareholders together with this Proxy Statement, contains an overview of Fulton’s 2016 performance. Following is a brief summary of some of the financial highlights identified therein:

•	Net Income Per Share Growth: Diluted net income per share increased $0.08, or 9.4%, to $0.93 per diluted share for 2016, compared to $0.85 in 2015.

•	Net Interest Income and Net Interest Margin: For the year ended December 31, 2016, net interest income increased $20.8 million, or 4.2%, compared to 2015, while the net interest margin decreased three basis points to 3.18%.

•	Loan Growth: Average loans for the year ended December 31, 2016, increased $797.1 million, or 6.0%, compared to 2015.

•	Deposit Growth: For the year ended December 31, 2016, average deposits increased $838.4 million, or 6.1%, compared to 2015.

•	Non-Interest Income: For the year ended December 31, 2016, noninterest income, excluding investment securities gains, increased $14.9 million, or 8.6%, compared to 2015.

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The HR Committee took a number of actions relating to compensation for the Executives during 2016, as summarized in the table below:

Element	HR Committee Actions
Salaries	The HR Committee approved annual base salary increases, effective April 1, 2016, of 2.5% for Messrs. Wenger, Rohrbaugh, Barrett and Roda, and annual base salary increases of 15% and 5% for Ms. Mueller and Mr. Myers, respectively. The HR Committee approved an additional annual base salary increase of 5% for Mr. Rohrbaugh related to his new position as Fulton’s Chief Operating Officer, effective June 1, 2016.
VCP Awards	The HR Committee established a threshold return on equity (“ROE”) for Fulton for 2016 of 6.024% that would have to be achieved, as well as Fulton having positive net income for 2016, for the Executives to be eligible to receive VCP Awards. Fulton’s ROE for 2016 was 7.69%, and Fulton’s net income was $161.6 million, satisfying both threshold requirements for payment of the 2016 VCP Awards. The HR Committee established target VCP Award amounts for each of the Executives and a series of performance criteria that would be used to determine the amount of the VCP Awards, if any, that would be paid to each of the Executives based on Fulton’s and each Executive’s performance during 2016. The HR Committee evaluated Fulton’s and each Executive’s performance relative to the performance criteria and determined that the Executives should receive VCP Awards for 2016 performance as follows:
	Executive	Target VCP Awards (% of salary)	Actual VCP Awards (% of salary)
	Mr. Wenger	85%	72.3%
	Other Executives	50%	Ranged from 29.4% to 47.5%

LTI Awards	The HR Committee approved LTI Award grants in 2016, in the form of performance-based restricted stock units (“Performance Shares”). The number of Performance Shares awarded to each of the Executives was based on a target dollar amount equal to 125% of base salary for the CEO, and 75% of base salary for the other Executives, as of January 1, 2016, which was then converted to a number of Performance Shares on the grant date by dividing the target dollar amount by the closing price of Fulton’s common stock on the grant date. The actual number of shares of Fulton common stock, if any, that the Executives may receive upon vesting following the end of the performance period and determination of the achievement of the Performance Shares by the HR Committee may be higher or lower than the target number granted. The Performance Shares were allocated by the HR Committee among three components, each having different vesting terms, as summarized below:
Component A, representing 37.5% of the target dollar amount for the Executives, for which the number of shares that may be received upon vesting is based on Fulton’s 2016 return on average assets (“ROA”) measured relative to a peer group and further conditioned upon Fulton having net income during calendar year 2018 at least equal to the dividends declared on Fulton common stock during the four calendar quarters immediately preceding the grant date (the “Profit Trigger”). Based on Fulton’s relative 2016 ROA performance, Fulton’s percentile compared to the Peer Group was 41.2% and the number of shares of stock that may be received by the Executives upon vesting of the Performance Shares allocated to Component A was reduced to 64.68% of the original target number of Performance Shares. The number of Performance Shares remains subject to the Profit Trigger requirement.
Component B, representing 37.5% of the target dollar amount for the Executives, for which the number of shares that may be received by the Executives upon vesting is based on Fulton’s relative total shareholder return (“TSR”) during a three-year period from May 1, 2016 through April 30, 2019 measured relative to a peer group.
Component C, representing between 25% and 35.99% of the target dollar amount for the Executives, for which the number of shares that may be received by the Executives upon vesting of the Performance Shares will not vary, but for which the receipt of any shares of Fulton common stock is subject to achievement of the Profit Trigger. The HR Committee may exercise discretion in setting the target dollar amount for Component C of the Performance Shares awarded to each Executive. Setting Component C at 25% of the target dollar amount for an Executive results in a Performance Share award at the target dollar amount for that Executive. Setting Component C above 25% of the target dollar amount for an Executive results in a Performance Share award above the target dollar amount for that Executive.

2.	Shareholder Say-on-Pay Proposal Historical Results

As required by SEC rules, Fulton has annually submitted a non-binding Say-on-Pay Proposal to its shareholders for approval beginning in 2011. This year’s non-binding 2017 Say-on-Pay Proposal is set forth on Page 52.

Fulton views the results of past Say-on-Pay Proposals as support for its previous compensation policies and decisions, and the Board of Directors and its HR Committee will consider the vote on the 2017 non-binding proposal as a barometer of shareholder support for the current compensation programs for the Executives. Since first implemented and presented to shareholders in 2011, Fulton’s shareholders have consistently approved its Say-on-Pay Proposals with an average of 94.45 percent of shares voted “FOR” our Say-on-Pay Proposal and the following are the results for the past six years:

% of Shares Voted FOR (excluding abstentions) of total vote FOR and AGAINST Fulton’s Say-on-Pay Proposal
Year	2016	2015	2014	2013	2012	2011
% Voted FOR	96.56%	96.15%	96.49%	93.87%	92.63%	90.98%

3.	Pay for Performance

The core of Fulton’s compensation philosophy is to link “pay to performance” on both a short-term and long-term basis. VCP Awards are “at-risk” performance-based awards because if the ROE threshold is not met or scorecard performance factors are not achieved, when adjusted, if applicable, for positive or negative corporate performance results using a corporate modifier, then the amount of the VCP Award may be reduced or the Executive may not receive the award. The 2016 Performance Share awards, like the prior year awards, are “at-risk” because, in addition to the amount of annual awards being linked to Fulton’s performance, these awards are subject to vesting and possible forfeiture dependent upon Fulton achieving specified levels of financial performance, thereby maintaining alignment with shareholders regardless of stock price movement. In addition, the Performance Shares only increase in value if Fulton’s share price increases over the term of the award. The HR Committee believes that the VCP Awards and Performance Shares awarded under the 2013 Plan further Fulton’s business plan and further the HR Committee’s objective to ensure that the interests of the Executives, both short-term and long-term, are aligned with the interests of Fulton’s shareholders.

The following chart shows the compensation mix for Mr. Wenger and the other Executives with the 2016 VCP Awards at target, the 2016 Performance Shares at target, plus base salary and all other compensation the Executives received in 2016. For 2016, Mr. Wenger’s “performance pay” was 66% of total compensation and the average “performance pay” for the other Executives was 53% of total compensation.

2016 Compensation Mix Chart

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4.	Compensation Philosophy

Objectives: Fulton’s executive compensation philosophy and programs are intended to achieve three objectives:

•     Align interests of the Executives with shareholder interests – Fulton believes that the interests of the Named Executive Officers should be closely aligned with those of its shareholders. Fulton attempts to align these interests by evaluating the Executives’ performance in relation to key financial measures, which it believes correlate with consistent long-term shareholder value and increasing profitability, without compromising Fulton’s culture and overall risk profile.

•     Link “pay to performance” – Fulton believes in a close link between pay to the Executives and the overall performance of Fulton on both a short-term and long-term basis. It seeks to reward the Executives for their contributions to Fulton’s financial and non-financial achievements and to differentiate rewards to the Executives based on their individual contributions.

•     Attract, motivate and retain talent – Fulton believes its long-term success is closely tied to the attraction, motivation and retention of highly talented employees and a strong management team. While a competitive compensation package is essential in competing for and retaining talented employees in a competitive market, Fulton also believes that non-monetary factors, such as a desirable work environment and successful working relationships between employees and managers, are critical to providing a rewarding employee experience.

To achieve these three objectives, Fulton provides the following elements of Executive compensation:

•     Base Salary – Fulton generally sets Executive base salaries near the market median at comparable peer companies and to reflect individual job responsibilities, experience and tenure.

•     Annual Cash Incentive Awards – Annual cash incentive awards, in the form of VCP Awards, are designed to focus the attention of the Executives on the achievement of annual business goals. Under Fulton’s 2013 Plan, awards at the target level of performance are designed to position total cash compensation near the market median. The 2013 Plan provides the Executives with the opportunity to earn cash compensation above the median for superior performance.

•     Equity Awards – Fulton believes in providing long-term incentive awards consisting of equity in the form of Performance Shares, in order to focus the Executives on delivering long-term performance and shareholder value. The equity award program is also designed to provide the Executives with a long-term wealth-building opportunity that acts as a balance to short-term incentives, ensures a focus on the long-term stability of the organization and incorporates vesting terms that encourage executive retention. Fulton believes in equity award levels that are fair and market competitive, both in isolation and in the context of total compensation.

•     Benefits – Fulton believes in providing benefits that are competitive in the marketplace and that encourage the Executives to remain with Fulton. Retirement benefits are designed to provide reasonable long-term financial security.

•     Perquisites – Fulton believes in providing the Executives and other officers with basic perquisites that are necessary for conducting Fulton’s business.

5.	HR Committee Membership and Role

The HR Committee is currently comprised of five (5) independent directors, all of whom are appointed to serve annually by the Board of Directors. Each member of the HR Committee qualifies as an independent director under the NASDAQ listing standards and meets the additional NASDAQ independence requirements specific to compensation committee members. No member of the HR Committee is a party to a related person transaction as more fully described in “Related Person Transactions” on Page 22 of this Proxy Statement. There are no interlocking relationships, as defined in the regulations of the SEC, involving members of the HR Committee. For a further discussion on director independence, see the “Information about Nominees, Directors and Independence Standards” section on Page 9 of this Proxy Statement.

Pursuant to its charter, which is available on Fulton’s website at www.fult.com, and consistent with NASDAQ rules, the role of the HR Committee is, among other things, to review and approve, or make recommendations to the Board of Directors with respect to, the base salaries and other compensation paid or granted to the Executives, to administer Fulton’s equity and other compensation plans and to take such other actions, within the scope of its charter, as the HR Committee deems necessary or appropriate. The HR Committee relies upon such performance data, statistical information and other data regarding executive compensation programs, including information provided by Fulton’s Human Resources Department, Fulton’s officers and outside advisors, as it deems appropriate. The HR Committee has unrestricted access to individual members of management and employees and may ask them to attend any HR Committee meeting or to meet with any member of the HR Committee. The HR Committee also has the power and discretion to retain, at Fulton’s expense, such independent counsel and other advisors or experts as it deems necessary or appropriate to carry out its duties.

Fulton’s executive compensation process consists of establishing targeted overall compensation for each Executive and then allocating that targeted total compensation among base salary, cash incentive compensation and equity awards. Fulton does not have a policy or an exact formula with regard to the allocation of compensation between cash and non-cash elements, except that the HR Committee has established a methodology and an award matrix for cash incentive compensation payments and equity awards under the 2013 Plan, as described in more detail below. Consistent with Fulton’s compensation philosophy, however, the HR Committee determines the amount of each type of compensation for the Executives by: reviewing publicly available executive compensation information of peer group companies (as defined and listed below); consulting with outside advisors and experts; considering the complexity, scope and responsibilities of the individual’s position; consulting with the CEO with respect to the other Executives; assessing possible demand for the Executives by competitors and other companies; and evaluating the compensation appropriate to attract executives to Fulton’s headquarters in Lancaster, Pennsylvania.

6.	Role of Management

Management assists the HR Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. As requested by the HR Committee, the CEO, other Executives and other officers, including members of Fulton’s in-house corporate counsel, participate in HR Committee meetings to provide background information, compensation recommendations for other officers, performance evaluations and other items requested by the HR Committee. As part of the performance evaluation process, all the Executives meet with the CEO to discuss their overall performance. The CEO reviews the performance of the other Executives and shares his comments and recommendations with respect to the performance of the other Executives with the HR Committee. The HR Committee, without management present, reviews the CEO’s overall performance. The Executives are not present for the HR Committee’s discussions, deliberations and decisions with respect to their individual compensation. The HR Committee Charter, last amended in 2016, provides that the CEO may not be present during HR Committee voting or HR Committee deliberations regarding the CEO’s compensation. The Board of Directors, in executive session, with only the independent directors present, has historically made all final determinations regarding the compensation of the Executives, after considering recommendations made by the HR Committee.

7.	Compensation Plan Risk Review

At its February 21, 2017 meeting, the HR Committee conducted its annual risk review of all compensation plans in effect as of December 31, 2016. At this meeting, Fulton’s Chief Risk Officer (“CRO”) discussed her review of Fulton’s compensation plans. The CRO informed the HR Committee that based on her review, the design of Fulton’s compensation plans do not promote undue risk-taking. The HR Committee has reviewed and considered all of such plans and practices and does not believe that Fulton’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on Fulton.

The HR Committee considered various factors that have the effect of mitigating risk and, with the assistance of Fulton’s CRO and Legal and Human Resources staff members, reviewed Fulton’s compensation policies to determine whether any portion of such compensation encourages excessive risk-taking. To assist in the annual review, Fulton retained Pearl Meyer & Partners (“PM&P”) to conduct an independent third-party risk assessment of the design, operation and oversight of Fulton’s primary incentive plans, including all plans in which the Executives and other employees identified by Fulton as potential material risk takers participated. Fulton initially retained PM&P for this purpose in 2013, and engaged PM&P to update its risk assessment in 2014, 2015 and 2016.

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8.	Use of Consultants

The HR Committee retained McLagan, an Aon Hewitt Company, as its sole independent compensation consultant for 2016. McLagan has served as the sole independent compensation consultant for the HR Committee since June 2010. McLagan was originally retained by Fulton in 2009 for a compensation plan risk review project. McLagan performed a variety of assignments during 2016 at the direction of the HR Committee, including conducting a compensation market analysis related to Fulton’s Executives, scorecard review, an overall compensation policy review, work related to the design of Fulton’s incentive compensation plans, and providing general compensation advice regarding Fulton’s Executives.

During 2016, McLagan was instructed by the HR Committee to compare Fulton’s current compensation practices and executive compensation programs with those of Fulton’s peers, evolving industry best practices and regulatory guidance. Based on that comparison, McLagan was asked to recommend changes in Fulton’s executive compensation practices that were consistent with Fulton’s executive compensation philosophy and objectives as described above.

The specific instructions given to the consultant and fees to be paid were generally outlined in engagement letters that described the scope and performance of duties under each project. Fulton does not have a policy that limits the other services that an executive compensation consultant may perform. McLagan and its affiliates did not provide additional services to Fulton or its affiliates in 2016 with associated fees in excess of the $120,000 threshold established under SEC rules and regulations requiring disclosure in this Proxy Statement.

At its February 21, 2017 meeting, the HR Committee considered the independence of McLagan in light of the SEC rules and NASDAQ listing standards related to compensation committee consultants. The HR Committee requested and received a report from McLagan addressing its independence as a compensation consultant to the HR Committee, including the following factors: (1) other services provided to Fulton by McLagan; (2) fees paid by Fulton as a percentage of McLagan’s and Aon’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants performing work for the HR Committee and a member of the HR Committee; (5) any company stock owned by the individual consultants performing work for the HR Committee; and (6) any business or personal relationships between Fulton’s executive officers and the individual consultants performing work for the HR Committee. The HR Committee discussed these considerations and concluded that the work performed by McLagan and its consultants involved in the engagements did not raise any conflict of interest, and further concluded that McLagan continues to satisfy the applicable rules and standards related to the independence of compensation committee consultants.

9.	Use of Peer Groups

In evaluating the market competitiveness of the compensation paid to the Executives, the HR Committee, with the assistance of McLagan, regularly reviews the compensation paid to the Executives in comparison with the compensation paid to executives with similar responsibilities within a defined peer group of similar financial institutions. The HR Committee, with the assistance of McLagan, regularly reviews the composition of that peer group. Based on a review of the peer group in late 2015, the HR Committee, consistent with the recommendation of McLagan, updated the composition of the peer group and approved the peer group appearing in the table below as the peer group for 2016 (the “2016 Peer Group”).

The 2016 Peer Group was selected based on a range of factors, including asset size, revenue composition, number of employees, market capitalization, geographic focus, business model, and ownership profile. Prior peers no longer deemed appropriate for inclusion based on these factors were removed.

Aggregate statistical analysis of the executive compensation practices of the companies in the 2016 Peer Group was used by the HR Committee in the review of overall compensation and in setting 2016 base salaries for the Executives. During 2016, the 2016 Peer Group was also used as the peer group for the Performance Shares, as discussed below.

The twenty (20) members of the 2016 Peer Group, their stock trading symbols and the location of their principal executive offices were:

2016 Peer Group	Ticker	City State
BancorpSouth, Inc.	BXS	Tupelo MS
Commerce Bancshares, Inc.	CBSH	Kansas City MO
F.N.B. Corporation	FNB	Pittsburgh PA
FirstMerit Corporation*	FMER	Akron OH
Hancock Holding Company	HBHC	Gulfport MS
IBERIABANK Corporation	IBKC	Lafayette LA
MB Financial Inc.	MBFI	Chicago IL
Northwest Bancshares, Inc.	NWBI	Warren PA
Old National Bancorp	ONB	Evansville IN
PrivateBancorp, Inc.	PVTB	Chicago IL
Prosperity Bancshares, Inc.	PB	Houston TX
TCF Financial Corporation	TCB	Wayzata MN
Trustmark Corporation	TRMK	Jackson MS
UMB Financial Corporation	UMBF	Kansas City MO
Umpqua Holdings Corporation	UMPQ	Portland OR
United Bankshares Inc.	UBSI	Charleston WV
Valley National Bancorp	VLY	Wayne NJ
Webster Financial Corporation	WBS	Waterbury CT
Western Alliance Bancorp	WAL	Phoenix AZ
Wintrust Financial Corporation	WTFC	Rosemont IL

* This 2016 Peer Group member was acquired in August 2016, and, as provided for within the incentive plans and LTI Awards was excluded from certain metrics and market comparisons during 2016.

10.	Elements of Executive Compensation

Fulton’s executive compensation program currently provides a mix of base salary, cash incentive and equity-based components, as well as retirement benefits, health plans and other benefits as follows:

Base Salary: Consistent with its compensation philosophy, Fulton generally seeks to set base salary for the Executives in line with the market median. Fulton sets salaries on an individual-by-individual basis and seeks to provide base salary appropriate for the person’s position, experience, responsibilities and performance.

In making recommendations to the Board of Directors regarding the appropriate base salaries for 2016, the HR Committee received a recommendation from McLagan, which considered base salaries paid by members of the 2016 Peer Group to peer officers who held similar roles and who were positioned similarly to the Executives in their respective organizations. At its meeting in March 2016, after a review of the Executives’ competitive positioning to market using 2016 Peer Group data, the salary increases paid to other Fulton officers, a recommendation from the CEO and internal equity comparisons presented by McLagan, the HR Committee recommended, and the Board of Directors approved, base salary adjustments effective April 1, 2016, as set forth in the table below, with an additional increase for Mr. Rohrbaugh approved in June 2016 related to his new position as Chief Operating Officer. Mr. Myers and Ms. Mueller received increases above the 2.5% awarded to the other Executives as a result of the annual compensation evaluation and recommendation performed by McLagan. The base salaries for each of the Executives in 2015 and 2016 were:

Executive	2015 Base Salary	2016 Base Salary	Annual % Increase
Wenger	$950,181	$973,936	2.50%
Rohrbaugh	$481,623	$518,347	7.63%
Barrett	$442,692	$453,759	2.50%
Roda	$401,372	$411,406	2.50%
Myers	$373,738	$392,425	5.00%
Mueller	$285,054	$327,812	15.00%

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VCP Awards: Fulton’s VCP Awards are designed so that no annual cash incentive is paid unless Fulton achieves a predetermined ROE performance threshold and a net income goal. Once those thresholds are achieved, individual scorecards rely on a series of financial, business and risk metrics in several categories, with potential adjustment for positive or negative performance not reflected in the scorecards, in order to provide balance in the overall approach to determining annual cash incentives. The HR Committee set the 2016 ROE threshold at 6.024%, equivalent to 80% of Fulton’s budgeted ROE for 2016 of 7.53%, which was viewed as a reachable goal, but not a level which guaranteed payment of an annual cash incentive, to ensure that the Executives are paid for performance. For the 2016 VCP Awards, the HR Committee included, in addition to the ROE goal, a positive net income trigger for the year intended to qualify the awards as performance-based compensation under Section 162(m) of the Internal Revenue Code.

At its February 2017 meeting, the HR Committee determined that:

•	The 2016 ROE threshold of 6.024% had been achieved;
•	The actual 2016 ROE of 7.69% exceeded Fulton’s budgeted ROE of 7.53%; and
•	The 2016 positive net income trigger had been met due to Fulton’s positive net income of $161.6 million in 2016.

The VCP Awards were designed by the HR Committee to be substantially based on formulaic scorecard results with the HR Committee retaining discretion to adjust any VCP Award in its sole judgment, as appropriate. The 2016 VCP Awards were determined pursuant to the terms and provisions of the 2013 Plan, and the HR Committee approved these awards as a Performance Compensation Award under Article 10 of the 2013 Plan.

In early 2016, the HR Committee reviewed and approved updated scorecards to be used for 2016 performance, which are outlined in the tables below. All the scorecards contained the same financial performance metrics and similar risk management performance categories. Within the Business Objectives category, the Executive’s scorecards contained three to four individual business objectives, except for the CEO. For 2016, the CEO’s single business objective was based on the average business objectives score of all the members of Fulton’s senior management team, including the other Executives. Performance is assessed under the 2016 scorecards with possible scores ranging from 0 to 5 for each factor. Where scorecard results fall in between the scores for threshold, target and maximum award levels, the VCP Award is interpolated on a straight-line basis. The VCP Awards are calculated based on scorecard results with payouts in accordance with the following matrix.

2016 VCP Award Matrix
			CEO Payout as	Other Executive
	Scorecard	% of Target	a % of	Payout as a % of
2016 Award Level	Result	Award	Salary[1]	Salary[1]
Threshold	2.00	25.0%	21.3%	12.5%
Target	3.00	100.0%	85.0%	50.0%
Maximum	4.50	150.0%	127.5%	75.0%

1 For purposes of determining VCP Awards, salary is the actual base salary paid to each Executive during 2016 and listed in the Summary Compensation Table on Page 43.

For 2016, the three primary scorecard performance categories and the performance sub-categories for each Executive were:

2016 Executive Scorecard
Performance Categories	Performance Sub-categories

	Score Rating	0	1	2 (Threshold)	3 (Target)	4	5 (Max)
	Earnings Per Share	< $0.807	$0.807 - $0.851	$0.852 - $0.896	$0.897 - $0.941	$0.942 - $0.986	> $0.987
Financial Results (50% Weight)	Return on Assets	< 0.772%	0.772% - 0.815%	0.816% - 0.857%	0.858% - 0.900%	0.901% - 0.943%	> 0.944%
	Return on Equity	< 6.774%	6.774% - 7.150%	7.151% - 7.526%	7.527% - 7.903%	7.904% - 8.279%	> 8.28%
	Average Loans (in billions)	< $12.792	$12.792 - $13.500	$13.501 - $14.212	$14.213 - $14.923	$14.924 - $15.634	> $15.634

Risk Management (40% Weight)	• Capital, Liquidity and Funding Management			• Regulatory Exam Remediation
	• Asset Quality			• Internal Audit Exam Remediation
• Regulatory Exam Rating: Compliance

Business Objectives Considered (10% Weight) (Goals Specific to Executive)
•  Mr. Wenger – Performance Results of the Executive Team
•  Mr. Rohrbaugh – 1) Implementation of Knowledge Management platform; 2) Fair & Responsible Banking Strategy; 3) Drive focus on enhancing efficiency and effectiveness of operations; and 4) Development of long-term IT operations strategy
•  Mr. Barrett - NA
•  Mr. Roda – 1) Total Gross Revenue for all direct business lines; 2) Implementation of Consumer Digital Strategy; and 3) Implementation of Micro-Business Strategy
•  Mr. Myers – 1) Commercial Revenue; 2) Sales Enablement; and 3) Commercial FOCUS Implementation
•  Ms. Mueller – 1) Establish Business Loan Center; 2) Execute Credit Data Warehouse Strategy; and 3) Current Expected Credit Loss Strategy execution

At its March 2017 meeting, the HR Committee reviewed the overall 2016 performance and scorecard results for each Executive, and determined that each of the Executives achieved a level of performance in 2016 that qualified the Executives for a VCP Award between the threshold and target payout performance levels established for 2016.

The following is a tabular summary of the scorecard performance categories with corresponding weights, the total score for each Executive on their respective 2016 scorecard and the VCP Award earned by each of the Executives.

Performance Categories		Mr. Wenger	Other Executives
Financial Results (50%)		2.75	Average Score:	2.75
Risk Management (40%)		2.40	Average Score:	2.43
Business Objectives (10%)		3.00	Average Score:	2.89
Executive	Total Score	VCP Award Earned
Mr. Wenger	2.63		$700,119
Mr. Rohrbaugh	2.66		$225,457
Mr. Barrett[1]	-		$0
Mr. Roda	2.37		$120,119
Mr. Myers	2.71		$184,354
Ms. Mueller	2.67		$143,791

1 Mr. Barrett was not eligible for a 2016 VCP Award because he resigned prior to Fulton’s payment of the VCP Award in 2017.

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The HR Committee has authority to exercise its discretion to reduce or increase the calculated VCP Awards and has applied this discretion to help maintain proper alignment between scorecard results and incentive awards. For example, the HR Committee took action to reduce, by 30%, the calculated 2013 VCP Awards paid to the Executives for their performance during 2013 to emphasize the need to continue to strengthen Fulton’s risk management framework and regulatory compliance program.

In October 2015, the HR Committee adopted a formal modifier feature for the 2016 VCP Awards. The modifier may be applied in the HR Committee’s discretion, on an individual basis, to increase or decrease the VCP Awards earned by an Executive determined based on scorecard performance for 2016 by up to 35%, provided that, in no event may the application of the modifier cause the VCP Award earned by an Executive to exceed either 150% of the target VCP Award amount for that Executive or the portion of the aggregate VCP Award pool allocated to that Executive. The HR Committee adopted the modifier to help ensure that awards appropriately reflect risk, unexpected circumstances that arise during the year, to account for the possibility of unintended outcomes determined solely by a formula, and to help align pay with performance in cases where calculated scores do not fully reflect all aspects of Fulton’s and individual performance results for the year.

In 2016, the initial calculated VCP Awards averaged approximately 62% of target across the Executives. The HR Committee reviewed these calculated scores and resulting award levels based on the 2016 scorecards and determined that an upward adjustment to the initial calculated award level was appropriate. The HR Committee therefore exercised its discretion under the modifier feature for the 2016 VCP Awards and increased calculated awards by 35%, except for Mr. Myers, whose initial calculated award was increased by a lesser amount, so that it would not exceed 95% of target. In its determination, the HR Committee considered the following factors:

•	The Company performed well across a variety of financial and non-financial performance factors, including a 9.4% increase in diluted per share earnings and significant progress on employee engagement and culture initiatives, which were not reflected on the scorecard.
•	The resulting VCP Awards, after the application of the modifier, remained below target for each Executive and averaged 84% of target across all the Executives.
•	Compensation for the Executives is positioned conservatively relative to the market.
•	The application of the modifier for 2016 VCP Awards follows a downward adjustment in 2014 for the 2013 VCP Awards, which represented a 30% decrease in calculated 2013 scorecard award amounts. The reduction in 2014 was undertaken by the HR Committee to emphasize the need to continue to strengthen Fulton’s risk management framework and regulatory compliance programs; and in 2016, the upward adjustment in the original calculated awards were to recognize that, in 2016, the Executives continued to make significant improvements in these areas.
•	The increased portion of the VCP Award due to the application of the modifier accounted for approximately 5% of 2016 total compensation reported in the Summary Compensation Table on Page 43 for each Executive on average (excluding Mr. Barrett).

Equity Awards: For 2016, the number of Performance Shares granted to each of the Executives generally represents a target dollar amount of Performance Shares established by the HR Committee, based on recommendations from McLagan, equal to 125% of base salary, as of January 1, 2016, for the CEO and 75% of base salary, as of January 1, 2016, for the other Executives, and assuming a value for each Performance Share equal to the closing price of Fulton’s common stock on the grant date. For 2016, the HR Committee awarded Performance Shares above target dollar amount to Messrs. Wenger, Rohrbaugh and Barrett, as described below. The Performance Shares were granted to the Executives on May 1, 2016. The actual number of shares of Fulton common stock, if any, that the Executives may receive upon vesting of the Performance Shares on the third anniversary of the date of grant may be higher or lower than the number of Performance Shares granted to the Executives. The aggregate number of Performance Shares granted to each of the Executives was allocated by the HR Committee among three components, each having different performance criteria and vesting terms, as summarized below:

2016 Equity Award Structure

The performance goals and potential payouts for ROA and TSR Components A and B are:

Category	Component A Performance Criteria	Component A Payout Potential (% of target)	Component B Performance Criteria	Component B Payout Potential (% of target)
Threshold	25th Percentile ROA	0%	25th Percentile TSR	0%
Target	50th Percentile ROA	100%	50th Percentile TSR	100%
Maximum	80th Percentile ROA	150%	80th Percentile TSR	150%

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Component A (ROA)	Component A, representing 37.5% of the target dollar amount of Performance Shares granted, for which the number of shares of Fulton common stock that may be received upon vesting is based on Fulton’s 2016 ROA measured relative to the 2016 Peer Group and further conditioned upon Fulton achieving the Profit Trigger. Based on Fulton’s relative 2016 ROA performance, the number of Performance Shares that may vest was reduced to 64.68% of the original number of Component A Performance Shares granted to the Executives to reflect performance between the threshold and target levels, interpolated on a straight-line basis. The potential number of Component A Performance Shares that may vest, if the Profit Trigger is achieved, will not further change during the three-year performance period, except for the accrual of dividend equivalents on the Component A Performance Shares that actually vest.
Component B (TSR)	Component B, representing 37.5% of the target dollar amount of Performance Shares granted, for which the number of shares of Fulton common stock that may be received upon vesting of the Performance Shares will be determined based on Fulton’s TSR during a three-year period from May 1, 2016 through April 30, 2019 relative to that of the 2016 Peer Group.
Component C (Profit Trigger) The Committee has discretion to award from 0 to 37.5% of the targeted amount of Performance Shares	Component C, representing 25% of the target dollar amount of Performance Shares granted to Mr. Roda, Mr. Myers and Ms. Mueller, and 33.68%, 35.99% and 30.12% of the target dollar amount of Performance Shares granted to Messrs. Wenger, Rohrbaugh and Barrett, respectively. The Executives will receive all or none of these Performance Shares, subject to achievement of the Profit Trigger.

For Mr. Wenger, the HR Committee awarded Component C Performance Shares greater than 25% of the target dollar amount because of his significant leadership efforts and accomplishments that the HR Committee believes are not reflected in Fulton’s financial results. Messrs. Rohrbaugh and Barrett were also granted Component C Performance Shares above the 25% target dollar amount as a result of their exceptional performance in 2015 and their below-market positioning relative to executives at peers with respect to the equity component of their total compensation.

Performance Shares that actually vest, together with dividend equivalents accrued during the performance period on those Performance Shares, are settled in shares of Fulton common stock on a 1-for-1 basis after the expiration of the three-year performance period and satisfaction of vesting criteria under the 2013 Plan. Further, Components A and B are adjusted after their respective one- and three-year performance periods, but are forfeited if the corresponding threshold performance level for TSR or ROA is not achieved. Components A and C are also forfeited if the Profit Trigger is not achieved. Finally, if the Executive does not satisfy the Continuous Service requirement in the 2013 Plan, all Performance Shares are forfeited.

Based on the level of Fulton’s achievement of the specified performance criteria, the actual number of Performance Shares granted to the Executives in 2016 that may vest after completion of the three-year performance period will range from 0% to 89.73% of the Performance Shares originally granted to the Executives in 2016, after giving effect to Fulton’s ROA of 0.88% measured relative to the 2016 Peer Group for the year ended December 31, 2016, which fell between the threshold and target levels.

The following table depicts the grant date fair value of the Performance Shares, the total number of Performance Shares at target performance, and the allocation of the Performance Shares among Components A, B and C granted to each of the Executives on May 1, 2016.

	Grant Date	Total	Component A	Component B
Executive	Fair Value	Performance	(ROA Goal)	(TSR Goal)	Component C
	of Performance	Shares	Shares	Shares	Shares
	Shares [1]	Awarded	Awarded [2]	Awarded	Awarded [3]
Wenger	$1,202,927	92,265	31,837	31,837	28,591
Rohrbaugh	$374,185	28,657	9,682	9,682	9,293
Barrett [4]	$324,454	24,947	8,900	8,900	7,147
Roda	$278,758	21,517	8,069	8,069	5,379
Myers	$259,561	20,036	7,513	7,513	5,010
Mueller	$197,979	15,281	5,731	5,731	3,819

1 See note 4 to the Summary Compensation Table on Page 42 for additional information regarding the grant date fair value of the Performance Shares.

2 Based on Fulton’s actual ROA for the year ended December 31, 2016, the number of Component A Performance Shares that may vest, subject to the achievement of the Profit Trigger, has been reduced to: 20,592 for Mr. Wenger; 6,262 for Mr. Rohrbaugh; 5,756 for Mr. Barrett; 5,219 for Mr. Roda; 4,859 for Mr. Myers and 3,706 for Ms. Mueller. Such shares may be further reduced to zero if the Profit Trigger is not met at the end of the performance period.

3 The HR Committee awarded shares above the 25% target amount for Messrs. Wenger, Rohrbaugh and Barrett.

4 Mr. Barrett resigned as Fulton’s Chief Financial Officer in December of 2016 before his 2016 LTI Awards vested, as a result, these Performance Shares and all other unvested awards were forfeited immediately upon his last day of employment with Fulton on January 4, 2017.

Employee Stock Purchase Plan: The Employee Stock Purchase Plan (“ESPP”) was designed to advance the interests of Fulton and its shareholders by encouraging Fulton’s employees and the employees of its subsidiary banks and other subsidiaries to acquire a stake in the future of Fulton by purchasing shares of the common stock of Fulton. Currently, Fulton limits payroll deduction and annual employee participation in the ESPP to $7,500. The Executives participating in the ESPP are eligible to purchase shares through the ESPP at a discount, currently 15%, on the same basis as other Fulton employees participating in the ESPP.

Defined Contribution Plan – 401(k) Plan: Fulton provides a qualified defined contribution plan, in the form of a 401(k) Plan, to the Executives and other employees and provides for employer matching contributions that satisfy a non-discrimination “safe-harbor” available to 401(k) retirement plans. This safe-harbor employer matching contribution is equal to 100% of each dollar a participant elects to contribute to the 401(k) Plan, but the amount of contributions that are matched by Fulton is limited to 5% of eligible compensation.

Deferred Compensation Plan: Fulton’s nonqualified deferred compensation plan permits directors and advisory board members to elect to defer receipt of cash director fees and certain eligible senior officers can elect to defer receipt of cash compensation, and enables Fulton to credit certain senior officers, including the Executives, with full employer contributions each year equal to the contributions they would have otherwise been eligible to receive under the 401(k) Plan, if not for the limits imposed by the Internal Revenue Code, as amended (the “Tax Code”) on the amount of compensation that can be taken into account under a tax-qualified retirement plan. Fulton’s deferred compensation contributions for the Executives in 2016 are stated in footnote 8 of the “Summary Compensation Table” on Page 43. The deferred compensation plan accounts of each participant are held and invested under the Fulton Nonqualified Deferred Compensation Benefits Trust, with Fulton Financial Advisors, a division of Fulton Bank, N.A., serving as trustee. The participants are permitted to individually direct the investment of the deferred amounts into various investment options under the Nonqualified Deferred Compensation Benefits Trust.

Death Benefits: The estates of each of the Executives are eligible for a payment equal to two (2) times base salary (plus an amount equal to applicable individual income taxes due on such amounts) from Fulton pursuant to individual Death Benefit Agreements between Fulton and each Executive, should the Executive die while actively employed by Fulton. Upon the Executive’s retirement, the post retirement benefit payable upon the individual’s death

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is reduced to $5,000 for Mr. Wenger, Mr. Roda and Mr. Myers in their Death Benefit Agreements, while the Death Benefit Agreements for the other Executives do not provide for any retiree death benefit payment, and Fulton does not provide retiree death benefits for its full-time employees unless specifically provided for in an employee’s Death Benefit Agreement.

Health, Dental and Vision Benefits: Fulton offers a comprehensive benefits package for health, dental and vision insurance coverage to all full-time employees, including the Executives, and their eligible spouses and children. Fulton pays a portion of the premiums for the coverage selected, and the amount paid varies with each health, dental and vision plan. All of the Executives have elected one of the standard employee coverage plans available.

Other Executive Benefits: Fulton provides the Executives with a variety of perquisites and other personal benefits that the HR Committee believes are necessary to facilitate the conduct of Fulton’s business by the Executives and are reasonable and consistent with the overall compensation program for the CEO and the other Executives. In addition, these benefits enable Fulton to attract and retain talented senior officers for key positions, as well as provide the Executives and other senior officers with opportunities to be involved in their communities and directly interact with current and prospective customers of Fulton. The 2016 amounts are included in the “All Other Income” column of the “Summary Compensation Table” on Page 43 of this Proxy Statement. The Executives are provided with company-owned automobiles, club memberships and other executive benefits consistent with their positions. Fulton does not have a direct or indirect interest in any corporate aircraft. Generally, the Executives travel on commercial aircraft, by train or in vehicles provided by Fulton. In addition, if spouses accompany an Executive when traveling on business or attending a corporate event, Fulton pays the travel and other expenses associated with certain spousal travel for the Executive. Fulton also includes spousal travel and personal vehicle use as part of the Executive’s reported W-2 income.

11.	Employment Agreements

Fulton believes that a company should provide reasonable severance benefits to employees. For most employees, Fulton has a policy that, in general, provides for severance benefits to be paid upon a reduction in force or position elimination. These severance arrangements are intended to provide the employees with a sense of security in making the commitment to dedicate their professional careers to the success of Fulton. With respect to the Executives and certain other employees, the severance benefits provided reflect the fact that it may be difficult for them to find comparable employment within a reasonable period of time. The levels of these benefits for the Executives in the event of a change in control of Fulton are discussed in footnote 6 in the “Potential Payments Upon Termination and Golden Parachute Compensation Table” on Page 51 under “Termination Without Cause or for Good Reason – Upon or After a Change in Control”.

Fulton has entered into employment agreements with certain of its key employees, including each of the Executives. Fulton’s employment agreement with Mr. Wenger was entered into on June 1, 2006, and amended on November 12, 2008. Fulton’s employment agreements with Messrs. Roda, Rohrbaugh, Barrett and Myers and Ms. Mueller were entered into on August 1, 2011, November 1, 2012, November 4, 2013, July 1, 2013 and July 1, 2013, respectively. The employment agreements with the Executives (individually, an “Employment Agreement,” and collectively, the “Employment Agreements”), continue until terminated, and each provides that the Executive is to receive a base salary, which is set annually, is entitled to participate in Fulton’s incentive bonus programs as in effect from time to time, and will participate in Fulton’s retirement plans, welfare benefit plans and other benefit programs.

The Employment Agreements with the Executives contain restrictions on the sharing of confidential information, as well as non-competition and non-solicitation covenants that continue for one year following termination of employment. The non-competition and non-solicitation covenants will not apply if the Executive terminates employment for good reason or if the Executive’s employment is terminated without cause, as defined in the Employment Agreements. These provisions of the Employment Agreements are further outlined in the “Potential Payments Upon Termination and Golden Parachute Compensation Table” section on Page 51. The Employment Agreements Fulton executed with Messrs. Rohrbaugh, Barrett, Roda and Myers and Ms. Mueller are similar to the Employment Agreements Fulton executed with Mr. Wenger, except that they do not contain an excise tax gross-up for taxes applicable to termination payments as a result of the Executive’s termination. The Employment Agreements with Messrs. Rohrbaugh, Barrett, Roda Myers and Ms. Mueller provide that, in the event a payment to be made in connection with their termination of employment would result in the imposition of an excise tax under Section 4999 of the Tax Code, such payment would be retroactively reduced, if necessary, to the extent required to avoid such excise tax imposition and, if any portion of the amount payable the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Tax Code, Fulton would be required to pay to the Executive only the amount determined to be deductible under Section 280G.

Mr. Barrett’s employment agreement with Fulton terminated upon his resignation, and he received no further compensation under his employment agreement in connection with his termination on January 4, 2017.

12.	Other Compensation Elements

162(m) and Tax Consequences: Section 162(m) of the Tax Code disallows the deductibility by Fulton of any compensation over $1 million per year paid to certain employees and the Executives unless certain criteria are satisfied. Although Fulton takes into account its ability to deduct compensation expense in determining its taxable income, tax deductibility is not a primary objective of its compensation programs and Fulton does not have policy requiring that all compensation be deductible.

409A Changes: Section 409A of the Tax Code, effective January 1, 2005, defines what constitutes a “nonqualified deferred compensation plan”, conditions income tax deferrals under such plans on their compliance with certain distribution, acceleration, election and funding restrictions, and also imposes excise tax and interest penalties for noncompliance. In order to preserve intended tax deferrals and to avoid the imposition of excise taxes and interest penalties, Fulton has identified all such nonqualified deferred compensation plans it maintains and to the extent necessary, timely amended each to meet the Section 409A requirements and to alter the administration of each, where necessary, to comply with Section 409A.

Discussion of Equity Award Process: Fulton does not have a formal written policy as to when equity awards are granted during the year, but in March 2016, Fulton awarded Performance Shares and restricted stock units to eligible participants under the 2013 Plan with a grant date of May 1, 2016, so that the equity awards could be considered by the HR Committee at the same time as the cash incentive awards under the 2013 Plan. Fulton does not backdate options or grant options retroactively, and does not coordinate option grants with the release of positive or negative corporate news. The 2013 Plan, which amended and restated the 2004 Stock Option and Compensation Plan, does not permit the award of discounted options, the reload of stock options, or the re-pricing of stock options. Pursuant to the terms of the 2013 Plan, option prices are determined based on the closing price on the grant date. Under the 2013 Plan, an option exercise price shall not be less than 100% of the fair market value of Fulton’s stock on the date of grant. The 2013 Plan defines fair market value to be the closing price on the date of grant, or if no sales of shares were reported on any stock exchange or quoted on any interdealer quotation system on that day, the price on the next preceding trading day on which such price was quoted.

Stock Hedging Policy and Stock Trading Procedures: Fulton has adopted an Insider Trading Policy and Compliance Procedures to facilitate securities law compliance in a number of areas. Pursuant to this policy, Fulton requires that all directors, officers, and employees of Fulton and its affiliates adhere to certain procedures when trading in Fulton common stock or any other security issued by Fulton or its subsidiaries. Among other requirements, directors, officers and employees of Fulton and its subsidiaries that know of material, non-public information about Fulton may not (i) buy or sell Fulton stock while the information remains non-public, or (ii) disclose the information to relatives, friends or any other person. In addition, the Executives and directors of Fulton and Fulton’s banking subsidiaries and certain other officers are prohibited from engaging in speculative transactions involving Fulton’s securities. This prohibition encompasses “short sales” and “puts,” along with other trading that anticipates a decline in price. These instruments can involve “a bet against Fulton,” raise issues about the insider knowledge of the person involved or create a conflict of interest and are therefore prohibited by Fulton’s policy. In 2014, Fulton updated the Insider Trading Policy and Compliance Procedures to prohibit the pledging of shares, but grandfathered any pledges made prior to the amendment. None of the Fulton’s current directors or Executives have pledged any shares of Fulton common stock.

Stock Ownership Guidelines: Fulton believes that broad-based stock ownership by directors, officers and employees is an effective method to align the interests of its directors, officers and employees with the interests of its shareholders. In 2009, Fulton first adopted Governance Guidelines that included a formal Fulton common stock

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ownership guideline for directors and the Executives. The director ownership guidelines were updated in September 2013, and each director is presently required to own at least $175,000 of Fulton common stock, which is five (5) times the annual director cash retainer, within the later of five (5) full calendar years of first becoming a director, or five (5) full calendar years after the guideline was changed.

A similar stock ownership requirement exists for the Executives. The guideline for the Executives was last updated and approved in 2013, with the recommended ownership guideline calculated as a multiple of the Executive’s base salary, depending upon the position of the Executive as follows:

Executive Position	CEO	President	CFO	Other Executives
Fulton Common Stock Ownership Guideline as a Multiple of Base Salary	2.0	1.5	1.5	1.0

Compliance with the stock ownership guidelines is determined annually based on stock ownership and the closing stock price as of December 31 of the prior year. Ownership excludes stock options and other unvested restricted stock or Performance Share Awards, but includes all other shares beneficially owned and reported on an individual’s Form 3, Form 4 or Form 5 filed with the SEC, including shares held in retirement accounts, indirect ownership and jointly held shares. Once an Executive or director has achieved the ownership guideline, he or she remains in compliance with the ownership guideline regardless of changes in base salary or the price of Fulton’s common stock, as long as he or she retains the same number of shares or a higher amount. However, if an Executive is promoted to CEO, President or CFO with a base salary increase, he or she would be permitted to satisfy the new stock ownership requirement for the new position and base salary over a period of five (5) full calendar years.

Except for Mr. Barrett and Ms. Mueller, all of the Executives have satisfied the stock ownership guidelines for 2016. Mr. Barrett resigned as Fulton’s Chief Financial Officer in December 2016 without achieving his ownership requirement, and Ms. Mueller has until December 31, 2018, to satisfy the stock ownership guidelines for her position. As of December 31, 2016, all of Fulton’s directors have satisfied the stock ownership guidelines, except Directors Crutchfield, Snyder and Spair. Under the stock ownership guidelines, Directors Crutchfield, Snyder and Spair are each required to achieve the targeted stock ownership level by December 31, 2019, December 31, 2021 and December 31, 2020, respectively.

Management Succession: The topic of management succession is discussed and reviewed at least annually at Fulton. At the December 2016 meeting of the Board of Directors, during an executive session of the Board of Directors, senior officers in Fulton’s Human Resources Department discussed and reviewed the succession planning processes used by management to identify successors for each Executive at Fulton.

Clawback Policies: In 2016, the HR Committee amended Fulton’s Compensation Recovery Clawback Policy (“Clawback Policy”) to govern clawback provisions for all participants, including the Executives, in the 2013 Plan, and subject to limited exceptions, other incentive compensation plans. The Clawback Policy identifies the events, such as: 1) a restatement of Fulton’s, or any affiliate’s, financial statements (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid would have been lower, had it been calculated based on such restated results; 2) the discovery that a performance metric or calculation used in determining performance-based compensation was materially inaccurate; 3) a violation of Fulton’s Code of Conduct, the result of which creates a significant financial or reputational impact for Fulton; and 4) a departing or departed employee has allegedly violated the non-solicitation restrictions set forth in Fulton’s employment policies or such employee’s employment agreement.

In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act mandates that the SEC adopt rules that require publicly traded companies to adopt a formal clawback policy. Pending final clawback rules from the SEC, the HR Committee will continue to monitor and consider the use of clawbacks and update the Clawback Policy for any new or amended compensation agreements and plans with the Executives and other employees.

Human Resources Committee Report

The HR Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on the review and discussions, the HR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis above be incorporated in Fulton’s Annual Report on Form 10-K for the year ended December 31, 2016, and the 2017 Proxy Statement, as applicable.

As described above in the Compensation Discussion and Analysis section, in performing its compensation risk evaluation, the HR Committee met with the CRO regarding the material risks facing Fulton, and consulted with Legal and Human Resources personnel about Fulton’s various compensation plans. Based on the foregoing review, the HR Committee concluded that Fulton’s compensation policies and practices in 2016 did not create risks that are reasonably likely to have a material adverse effect on Fulton.

Human Resources Committee

Denise L. Devine, Chair
Patrick J. Freer, Vice Chair
George W. Hodges
Ronald H. Spair
Mark F. Strauss

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SUMMARY COMPENSATION TABLE

Name and Principal Position [1]	Year	Salary [2] ($)	Bonus [3] ($)	Stock Awards [4] ($)	Option Awards [5] ($)	Non-Equity Incentive Plan Compensation [6] ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings [7] ($)	All Other Compensation [8] ($)	Total ($)
E. Philip Wenger Chairman, Chief Executive Officer and President of Fulton	2016	968,454	0	1,202,927	0	700,119	0	88,680	2,960,180
	2015	944,103	0	952,117	0	353,094	0	116,656	2,365,970
	2014	953,518	0	1,048,711	0	316,091	0	107,360	2,425,680
Philmer H. Rohrbaugh [9] Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer of Fulton	2016	506,075	0	374,185	0	225,457	0	16,299	1,122,016
	2015	478,543	0	289,550	0	112,458	0	13,314	893,865
	2014	483,315	0	318,936	0	91,830	0	13,833	907,914
Patrick S. Barrett [10] Senior Executive Vice President and Chief Financial Officer of Fulton	2016	451,206	0	324,454	0	0	0	48,845	824,505
	2015	439,861	0	266,130	0	120,962	0	74,757	901,710
	2014	445,810	0	297,131	0	100,307	0	191,176	1,034,424
Craig A. Roda Senior Executive Vice President of Fulton, and Chairman and Chief Executive Officer of Fulton Bank, N.A.	2016	409,091	0	278,758	0	120,119	0	42,116	850,084
	2015	398,805	0	241,310	0	92,722	0	41,578	774,415
	2014	402,782	0	265,793	0	68,473	0	65,554	802,602
Curtis J. Myers [11] Senior Executive Vice President of Fulton, and President and Chief Operating Officer of Fulton Bank, N.A.	2016	388,113	0	259,561	0	184,354	0	55,107	887,135
	2015	371,347	0	224,687	0	144,825	0	51,224	792,083
	2014	-	-	-	-	-	-	-	-
Meg R. Mueller [12] Senior Executive Vice President and Chief Credit Officer of Fulton	2016	317,945	0	197,979	0	143,791	0	3,634	663,349
	2015	-	-	-	-	-	-	-	-
	2014	-	-	-	-	-	-	-	-

1 Titles and positions listed are as of Fulton’s fiscal year-end of December 31, 2016, except Mr. Barrett who resigned as Chief Financial Officer on December 5, 2016.

2 This represents the base salary amounts paid to and earned by each of the Executives named in this table for the years indicated. Annual base salaries are paid in biweekly installments. During 2016 and 2015, the Executives were paid in 26 biweekly installments. During 2014, there were 27 such biweekly installments which resulted in a higher 2014 base salary amount. On March 21, 2017, upon the recommendation of the HR Committee, the Board of Directors approved 2017 annual base salaries for Messrs. Wenger, Rohrbaugh, Roda and Myers and Ms. Mueller of $998,284, $531,306, $421,691, $424,996 and $350,005, respectively. These changes to the Executives’ annual base salaries will be effective with the biweekly pay period that includes April 1, 2017.

3The HR Committee did not award any bonus payments in 2014, 2015 or 2016 to the Executives.

4 Amounts represent the grant date fair values of Performance Shares. Other than the forfeiture of Mr. Barrett’s 2016, 2015 and 2014 Performance Shares as a result of his resignation, there were no forfeitures of Performance Shares during 2014, 2015 and 2016 by any of the other Executives.

The per-share grant date fair value for Performance Shares granted in 2014 with non-market-based performance conditions was equal to the closing price of Fulton common stock on the date the shares were granted, or $12.61. The per-share grant date fair value for Performance Shares granted in 2014 with market-based performance conditions is estimated based on the use of a Monte Carlo valuation methodology, which resulted in a per-share grant date fair value of $10.33. The weighted-average per-share grant date fair value of all Performance Shares granted in 2014 was $11.755. For additional information concerning the valuation of Performance Shares with market-based performance conditions granted in 2014, including the assumptions made in determining that valuation, see Fulton’s Annual Report on Form 10-K for the year ended December 31, 2014, Item 8 – Financial Statements and Supplementary Data, “Note O – Stock-Based Compensation Plans.” The grant date fair value for Performance Shares granted in 2014 is based on the probable outcomes of the performance conditions as determined in accordance with FASB ASC Topic 718. The grant date fair value of the Performance Shares granted in 2014, assuming the highest level of performance conditions is met, would have been $1,432,449 for Mr. Wenger, $435,641 for Mr. Rohrbaugh, $405,844 for Mr. Barrett and $363,035 for Mr. Roda.

The per-share grant date fair value for Performance Shares granted in 2015 with non-market-based performance conditions was equal to the closing price of Fulton common stock on the date the shares were granted, or $12.325. The per-share grant date fair value for Performance Shares granted in 2015 with market-based performance conditions is estimated based on the use of a Monte Carlo valuation methodology, which resulted in a per-share grant date fair value of $10.66. The weighted average per-share grant date fair value of all Performance Shares granted was $11.73. For additional information concerning the valuation of Performance Shares with market-based performance conditions granted in 2015, including the assumptions made in determining that valuation, see Fulton’s Annual Report on Form 10-K for the year ended December 31, 2015, Item 8 – Financial Statements and Supplementary Data, “Note 15 – Stock-Based Compensation Plans.” The grant date fair value of the Performance Shares granted in 2015, assuming the highest level of performance conditions is met, would have been $1,501,569 for Mr. Wenger, $456,661 for Mr. Rohrbaugh, $419,749 for Mr. Barrett, $380,568 for Mr. Roda and $354,357 for Mr. Myers.

The per-share grant date fair value for Performance Shares granted in 2016 with non-market-based performance conditions was equal to the closing price of Fulton common stock on the date the shares were granted, or $13.99. The per-share grant date fair value for Performance Shares granted in 2016 with market-based performance conditions is estimated based on the use of a Monte Carlo valuation methodology, which resulted in a per-share grant date fair value of $11.23. The weighted average per-share grant date fair value of all Performance Shares granted was $13.01. For additional information concerning the valuation of Performance Shares with market-based performance conditions granted in 2016, including the assumptions made in determining that valuation, see Fulton’s Annual Report on Form 10-K for the year ended December 31, 2016, Item 8 – Financial Statements and Supplementary Data, “Note 15 – Stock-Based Compensation Plans.” The grant date fair value of the Performance Shares granted in 2016, assuming the highest level of performance conditions is met, would have been $1,604,382 for Mr. Wenger, $496,279 for Mr. Rohrbaugh, $436,674 for Mr. Barrett, $380,502 for Mr. Roda, $354,307 for Mr. Myers and $270,232 for Ms. Mueller.

The number of Performance Shares granted to Messrs. Wenger, Barrett, Roda and Rohrbaugh on April 1, 2014 were 89,214, 25,277, 22,611 and 27,132, respectively. The number of Performance Shares granted to Messrs. Wenger, Rohrbaugh, Barrett, Roda and Myers on April 1, 2015 were 93,788, 28,523, 26,217, 23,770 and 22,133, respectively. The number of Performance Shares granted to Messrs. Wenger, Rohrbaugh, Barrett, Roda and Myers and Ms. Mueller on May 1, 2016 were 92,265, 28,657, 24,947, 21,517, 20,036 and 15,281, respectively.

5 Fulton did not grant options in 2014, 2015 or 2016 to the Executives and there were no forfeitures of options during 2014, 2015 or 2016 by any of the Executives. The 2004 grants expired unexercised in 2014, including the following number of options by Executive: Mr. Wenger – 45,939; and Mr. Roda – 28,876. The 2005 grants expired unexercised in 2015, including the following number of options by Executive: Mr. Wenger – 40,687; Mr. Myers – 6,037; and Mr. Roda – 21,000. The 2006 grants expired unexercised in 2016, including the following number of options by Executive: Mr. Wenger – 24,000; Mr. Roda – 16,000; Mr. Myers – 5,500; and Ms. Mueller – 4,710.

6 The VCP Awards reported in this column are substantially based performance goal achievement and on individual scorecard results as described further beginning on Page 33. Mr. Barrett was not eligible to receive a 2016 VCP Award because he resigned as Chief Financial Officer in December 2016, and left Fulton in January 2017 before the VCP Award was paid.

7 Fulton has determined that the Executives did not receive above-market earnings on their nonqualified deferred compensation plan accounts, and therefore, such earnings are not required to be reported in this column for 2014, 2015 or 2016. All participants in the nonqualified deferred compensation plan, which also includes senior officers other than the Executives, are permitted to select various investment options listed in footnote 2 of the “Nonqualified Deferred Compensation Table” on Page 50. The rate of return for an individual participant’s account is based on the performance of the various investment options selected by each participant.

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8 All Other Compensation includes Fulton’s payments for qualified profit sharing plan contributions, qualified employer matching contributions, nonqualified profit sharing plan contributions, nonqualified employer matching contributions, club membership fees, use of company provided automobiles, plus other personal benefits received by each of the Executives. The methodology used to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the items. Where a benefit involved assets owned by Fulton, an estimate of the incremental cost was used. Amounts for vehicles include the personal use and other financial benefit the Executive received for an automobile as reported on their W-2. The “Other Perquisites” column in the table below includes personal travel, employee service awards paid to all employees for achieving certain years of service and other small benefits that individually are less than the greater of $25,000, or ten percent of all perquisites received by the Executive.

Name	Year	Qualified Retirement Plan Company Contribution ($)	Nonqualified Deferred Compensation Plan Company Contribution ($)	Club Memberships ($)	Automobile Perquisites ($)	Other Perquisites ($)	Total All Other Compensation ($)
E. Philip Wenger	2016	13,250	52,827	16,303	3,510	2,790	88,680
	2015	13,250	51,277	16,287	3,543	32,299	116,656
	2014	19,500	64,636	16,970	3,527	2,727	107,360
Philmer H. Rohrbaugh	2016	0	0	13,832	1,567	900	16,299
	2015	0	0	13,314	0	0	13,314
	2014	0	0	13,083	0	750	13,833
Patrick S. Barrett	2016	12,898	15,358	11,199	8,490	900	48,845
	2015	12,986	13,758	13,639	3,042	31,332	74,757
	2014	0	2,486	3,544	3,074	182,072	191,176
Craig A. Roda	2016	13,027	11,841	14,782	290	2,176	42,116
	2015	12,977	10,114	14,382	3,147	958	41,578
	2014	19,500	20,492	14,734	3,122	7,706	65,554
Curtis J. Myers	2016	13,042	13,681	17,078	3,306	8,000	55,107
	2015	12,879	9,284	16,992	3,251	8,818	51,224
	2014	-	-	-	-	-	-
Meg R. Mueller	2016	0	0	0	3,342	292	3,634
	2015	-	-	-	-	-	-
	2014	-	-	-	-	-	-

9 Mr. Rohrbaugh became Fulton’s Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer effective December 6, 2016.

10 Mr. Barrett resigned as Fulton’s Chief Financial Officer effective December 5, 2016, and his last date of employment was January 4, 2017.

11 Mr. Myers became a Senior Executive Vice President of Fulton on July 1, 2013, and became an Executive of Fulton for the first time in 2015. Pursuant to SEC rules, Mr. Myers’ compensation for 2014 is not included.

12 Ms. Mueller became a Senior Executive Vice President of Fulton on July 1, 2013, and became an Executive of Fulton for the first time in 2016. Pursuant to SEC rules, Ms. Mueller’s compensation for 2015 and 2014 is not included.

GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future or Possible Payouts Under Non-Equity Incentive Plan Awards [2]			Estimated Future or Possible Payouts Under Equity Incentive Plan Awards [3]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards [4] ($)
Name	Grant Date	Approval Date [1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
E. Philip Wenger	5/1/2016	3/15/2016	-	-	-	28,591	92,265	124,102	-	-	-	13.99	1,202,927
E. Philip Wenger	-	3/15/2016	206,280	823,186	1,234,779	-	-	-	-	-	-	-	-
Philmer H. Rohrbaugh	5/1/2016	3/15/2016	-	-	-	9,293	28,657	38,339	-	-	-	13.99	374,185
Philmer H. Rohrbaugh	-	3/15/2016	63,260	253,038	379,557	-	-	-	-	-	-	-	-
Patrick S. Barrett	5/1/2016	3/15/2016	-	-	-	7,147	24,947	33,847	-	-	-	13.99	324,454
Patrick S. Barrett	-	3/15/2016	56,401	225,603	338,405	-		-	-	-	-	-	-
Craig A. Roda	5/1/2016	3/15/2016	-	-	-	5,379	21,517	29,589	-	-	-	13.99	278,758
Craig A. Roda	-	3/15/2016	51,137	204,546	306,819	-	-	-	-	-	-	-	-
Curtis J. Myers	5/1/2016	3/15/2016	-	-	-	5,010	20,036	27,549	-	-	-	13.99	259,561
Curtis J. Myers	-	3/15/2016	48,514	194,056	291,084	-	-	-	-	-	-	-	-
Meg R. Mueller	5/1/2016	3/15/2016	-	-	-	3,819	15,281	21,012	-	-	-	13.99	197,979
Meg R. Mueller	-	3/15/2016	39,743	158,973	238,460	-	-	-	-	-	-	-	-

1 The grants of Performance Shares were approved at the March 2016 HR Committee and Board of Directors meetings, pursuant to the 2013 Plan, with a grant date of May 1, 2016. Based on the recommendation of the HR Committee, the Independent Directors of the Board also approved the non-equity incentive plan award under the 2013 Plan on March 15, 2016.

2 The Executives were eligible to receive a VCP Award for 2016 pursuant to the 2013 Plan that is discussed beginning on Page 33.

3 The amounts in this column represent the number of Performance Shares granted to the Executives on May 1, 2016 based on the closing price of $13.99 for Fulton’s common stock on that date. The Performance Shares were allocated among three components, Component A, Component B and Component C for each of the Executives, as set forth in the table on Page 36. Performance Shares may become earned and vested based on the actual performance level achieved, over various performance periods with respect to the following performance measures: (i) Component A Performance Shares may be earned and vested based on the actual performance level achieved with respect to ROA relative to the 2016 Peer Group for the period of January 1, 2016 through December 31, 2016 and subject to satisfaction of the Profit Trigger; (ii) Component B Performance Shares may be become earned and vested based on the actual performance level achieved with respect to the three-year relative TSR for the period of May 1, 2016 through April 30, 2019; and (iii) Component C Performance Shares may be earned and vested if the Profit Trigger is achieved. With respect to Component A Performance Shares and Component B Performance Shares, the actual number of Performance Shares earned and vested will be based on the actual performance level and will be interpolated on a straight-line basis for pro-rata achievement of the performance goals, if applicable, rounded down to the nearest whole number. Performance Shares also accrue dividend equivalents, which will be added to the award upon vesting.

4 See Note 4 to the Summary Compensation Table on Page 43 for additional information regarding the grant date fair value of the Performance Shares.

46

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards [1]					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [2]
E. Philip Wenger	-	-	-	-	-	-	-	105,139[3]	1,976,605
E. Philip Wenger	-	-	-	-	-	-	-	82,475[4]	1,550,538
E. Philip Wenger	-	-	-	-	-	-	-	82,251[5]	1,546,311
Philmer H. Rohrbaugh	-	-	-	-	-	-	-	31,974[3]	601,107
Philmer H. Rohrbaugh	-	-	-	-	-	-	-	25,083[4]	471,552
Philmer H. Rohrbaugh	-	-	-	-	-	-	-	25,620[5]	481,662
Patrick S. Barrett	-	-	-	-	-	-	-	29,788[3]	560,021
Patrick S. Barrett	-	-	-	-	-	-	-	23,053[4]	433,402
Patrick S. Barrett	-	-	-	-	-	-	-	22,135[5]	416,132
Craig A. Roda	-	-	-	-	-	-	-	26,647[3]	500,967
Craig A. Roda	-	-	-	-	-	-	-	20,902[4]	392,965
Craig A. Roda	-	-	-	-	-	-	-	18,951[5]	356,270
Curtis J. Myers	5,158	0	0	5.270	6/30/2019	-	-	-	-
Curtis J. Myers	7,500	0	0	9.475	6/30/2020	-	-	-	-
Curtis J. Myers	12,375	0	0	10.880	6/30/2021	-	-	-	-
Curtis J. Myers	13,875	0	0	10.475	3/31/2022	-	-	-	-
Curtis J. Myers	17,550	0	0	11.58	3/31/2023	-	-	-	-
Curtis J. Myers	-	-	-	-	-	-	-	24,812[3]	466,471
Curtis J. Myers	-	-	-	-	-	-	-	19,463[4]	365,904
Curtis J. Myers	-	-	-	-	-	-	-	17,646[5]	331,745
Meg R. Mueller	11,250	0	0	10.880	6/30/2021	-	-	-	-
Meg R. Mueller	11,400	0	0	10.475	3/31/2022	-	-	-	-
Meg R. Mueller	14,820	0	0	11.58	3/31/2023	-	-	-	-
Meg R. Mueller	-	-	-	-	-	-	-	18,924[3]	355,771
Meg R. Mueller	-	-	-	-	-	-	-	14,844[4]	279,063
Meg R. Mueller	-	-	-	-	-	-	-	13,457[5]	252,998

1 The number of securities underlying the options and the option exercise price has been adjusted for stock dividends and stock splits, if any, which have occurred since the option grant date.

2 Market value of Performance Shares shown is based on the closing price of Fulton common stock of $18.80 on December 30, 2016, the last trading day of 2016.

3 Performance Shares granted on April 1, 2014. If the performance criteria are achieved and other requirements under the 2013 Plan are satisfied, these Performance Shares will vest on April 1, 2017. The Performance Shares granted on April 1, 2014 were allocated among three components, Component A, Component B and Component C for each of the Executives in the following proportions, 37.5% to Component A, 37.5% to Component B and 25% to Component C. Performance Shares allocated to Component A are presented based on actual ROA performance during the first year of the performance period, Performance Shares allocated to Component B are presented assuming the maximum level of performance based on relative TSR performance through December 31, 2016, and Performance Shares allocated to Component C are presented using the actual number of shares granted, since the number of shares that may vest upon completion of the performance period will not change. All such Performance Shares are subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with Fulton on the vesting date. The actual earning and vesting of these Performance Shares could vary materially from the amounts in the table at the end of the performance period. Dividend equivalents accrued during the performance period, which may be earned and vest on the Performance Shares, are included in the number of Performance Shares.

4 Performance Shares granted on April 1, 2015. If the performance criteria are achieved and other requirements under the 2013 Plan are satisfied, these Performance Shares will vest on April 1, 2018. The Performance Shares granted on April 1, 2015 were allocated among three components, Component A, Component B and Component C for each of the Executives in the following proportions, 37.5% to Component A, 37.5% to Component B and 25% to Component C. Performance Shares allocated to Component A are presented based on actual ROA performance during the first year of the performance period, Performance Shares allocated to Component B are presented assuming the maximum level of performance based on relative TSR performance through December 31, 2016, and Performance Shares allocated to Component C are presented using the actual number of shares granted, since the number of shares that may vest upon completion of the performance period will not change. All such Performance Shares are subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with Fulton on the vesting date. The actual earning and vesting of these Performance Shares could vary materially from the amounts in the table at the end of the performance period. Dividend equivalents accrued during the performance period, which may be earned and vest on the Performance Shares, are included in the number of Performance Shares.

5 Performance Shares granted on May 1, 2016. If the performance criteria are achieved and other requirements under the 2013 Plan are satisfied, these Performance Shares will vest on May 1, 2019. The Performance Shares granted on May 1, 2016 were allocated among three components, Component A, Component B and Component C for each of the Executives, as set forth in the table on Page 38. Performance Shares allocated to Component A are presented based on actual ROA performance during the first year of the performance period, Performance Shares allocated to Component B are presented assuming the target level of performance based on relative TSR performance through December 31, 2016, and Performance Shares allocated to Component C are presented using the actual number of shares granted, since the number of shares that may vest upon completion of the performance period will not change. All such Performance Shares are subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with Fulton on the vesting date. The actual earning and vesting of these Performance Shares could vary materially from the amounts in the table at the end of the performance period. Dividend equivalents accrued during the performance period, which may be earned and vest on the Performance Shares, are included in the number of Performance Shares.

48

OPTION EXERCISES AND STOCK VESTED TABLE 1

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting [2] ($)
E. Philip Wenger	34,296	135,049	33,964	454,778
Philmer H. Rohrbaugh	0	0	0	0
Patrick S. Barrett	0	0	32,702	583,731
Craig A. Roda	41,680	221,441	23,809	318,803
Curtis J. Myers	16,568	98,666	6,376	85,375
Meg R. Mueller	18,328	146,142	5,384	72,092

PENSION BENEFITS TABLE [3]

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
E. Philip Wenger	NA	-	-	-
Philmer H. Rohrbaugh	NA	-	-	-
Patrick S. Barrett	NA	-	-	-
Craig A. Roda	NA	-	-	-
Curtis J. Myers	NA	-	-	-
Meg R. Mueller	NA	-	-	-

1 Except for Mr. Rohrbaugh, all of the Executives had restricted stock that vested during 2016.

2 Shares that vested on April 1, 2016 for Messrs. Wenger, Roda and Myers and Ms. Mueller were valued at $13.39 per share, the closing price of Fulton’s common stock on April 1, 2016. Shares that vested on December 2, 2016 for Mr. Barrett were valued at $17.85 per share, the closing price of Fulton’s common stock on December 2, 2016.

3 During 2016, none of the Executives participated in or had an account balance in any qualified or nonqualified defined benefit plans sponsored by Fulton or any Fulton subsidiary bank.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1] ($)	Aggregate Earnings in Last FY [2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE [3] ($)
E. Philip Wenger	74,918	52,827	47,471	0	969,306
Philmer H. Rohrbaugh	0	0	0	0	0
Patrick S. Barrett	22,052	15,358	7,518	0	95,415
Craig A. Roda	17,127	11,841	12,492	0	316,450
Curtis J. Myers	27,580	13,681	20,638	0	211,891
Meg R. Mueller	0	0	0	0	0

1 Fulton’s contributions toward nonqualified deferred compensation for each of the Executives are listed in this column. The Executives’ contributions are matched at the same 5% rate as provided in the 401(k) Plan. However, while the Executives were permited to contribute up to 100% of their eligible salary and cash bonus during 2016, these matching contributions are made based on an Executive’s eligible salary and bonus that exceeds the federal limit of $265,000 for 2016. See the table contained in footnote 8 of the “Summary Compensation Table” on Page 43. Amounts listed as Registrant Contributions in this Nonqualified Deferred Compensation Table are also included as part of the Executives’ “Total All Other Compensation” in the Summary Compensation Table. 2016 contributions were credited to each of the Executive’s accounts in early 2017.

2 The Executives direct the investment of their Nonqualified Deferred Compensation contributions into various standard investment options offered from a set menu of investment funds. In 2016 the available investment funds included Federated Total Return Bond Fund (FTRBX), Fidelity Advisory Diversified International Fund (FDVIX), Goldman Sachs Core Fixed Income Fund (GSFIX), Janus Enterprises (JAENX), Vanguard Mid Cap Value Index Fund (VMVAX), Goldman Sachs Financial Square Government Fund (FGTXX), MFS Research International Fund+ (MRSIX), MFS Value Fund+ (MEIIX), Vanguard Inflation Protected Securities Fund (VAIPX) 8/10/16, T. Rowe Price Growth Stock Fund (PRGFX), Vanguard 500 Index Fund (VFIAX), Vanguard Mid-Cap Index Fund (VIMAX), Vanguard Short-Term Bond Index Fund (VBIRX), Vanguard Small-Cap Growth Index Fund (VSGAX), Vanguard Small-Cap Index Fund (VSMAX), Vanguard Small-Cap Value Index Fund (VSIAX), Vanguard STAR Fund (VGSTX) and Vanguard Windsor Fund (VWNAX). The Executives may change their individual elections by completing a new election form. Accumulated balances in the Deferred Compensation Plan become payable upon the later of a participant attaining age 62, or the participant’s separation of service from Fulton. Participants in the Deferred Compensation Plan, including the Executives, may elect to receive benefits either in a single, lump sum payment, or in equal monthly or annual installments over a period of not more than twenty (20) years. Participants are permitted to request withdrawals from contributions credited prior to January 1, 2005 and earnings thereon, to defray certain medical expenses or prevent eviction or foreclosure from the participant’s principal residence, and from contributions credited on or after January 1, 2005 and earnings thereon, to alleviate a severe financial hardship due to injury or illness of the participant or the participant’s spouse or dependents, a casualty loss to the participant’s property, imminent foreclosure or eviction from the participant’s primary residence or unpaid funeral expenses for the participant’s spouse or dependents. A discussion of the Deferred Compensation Plan is included on Page 38.

3 Balances include the 2016 contributions made by Fulton and credited to the Executives’ accounts in early 2017. The aggregate amounts shown in this column include the following amounts that were reported as compensation to the Executives in the Summary Compensation Tables in Fulton’s previous proxy statements:

- For Mr. Wenger, a total of $738,299 was reported (2007 to 2016);

- For Mr. Barrett, a total of $30,919 was reported (2015 to 2016);

- For Mr. Roda, a total of $172,906 was reported (2012 to 2016); and

- For Mr. Myers, a total of $9,284 was reported (2016).

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POTENTIAL PAYMENTS UPON TERMINATION AND GOLDEN PARACHUTE
COMPENSATION TABLE

Potential Payments as of December 31, 2016
Executive [1]	Voluntary Termination[2] or Termination for Cause 3 4	Termination Without Cause or for Good Reason – Before a Change in Control 5 6	Termination Without Cause or for Good Reason – Upon or After a Change in Control 7 8 9 10	Termination Due to Retirement 11 12	Termination Due to Disability 13 14	Termination Due to Death 15 16
E. Philip Wenger
Cash ($)	0	973,936	3,348,110	0	1,071,330	1,947,872
Equity ($)	0	0	4,613,912	0	4,613,912	4,613,912
Pension/NQDC($)	0	0	167,406	0	0	0
Perquisites/Benefits($)	0	12,000	74,000	0	18,000	0
Tax Reimbursement($)	0	0	916,653	0	0	1,205,813
TOTAL ($)	0	985,936	9,120,081	0	5,703,242	7,767,597

Philmer H. Rohrbaugh
Cash ($)	0	518,347	1,487,608	0	570,182	1,036,694
Equity ($)	0	0	1,414,570	0	1,414,570	1,414,570
Pension/NQDC($)	0	0	74,380	0	0	0
Perquisites/Benefits($)	0	12,000	74,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	641,672
TOTAL ($)	0	530,347	3,050,558	0	2,002,752	3,092,936

Craig A. Roda
Cash ($)	0	411,406	1,063,050	0	452,547	822,812
Equity ($)	0	0	1,133,734	0	1,133,734	1,133,734
Pension/NQDC($)	0	0	53,153	0	0	0
Perquisites/Benefits($)	0	12,000	74,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	509,250
TOTAL ($)	0	423,406	2,323,937	0	1,604,281	2,465,796

Curtis J. Myers
Cash ($)	0	392,425	1,153,558	0	431,668	784,850
Equity ($)	479,956	479,956	1,535,624	479,956	1,535,624	1,535,624
Pension/NQDC($)	0	0	57,678	0	0	0
Perquisites/Benefits($)	0	12,000	74,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	485,747
TOTAL ($)	479,956	884,381	2,820,860	479,956	1,985,291	2,806,221

Meg R. Mueller
Cash ($)	0	327,812	617,493	0	360,593	655,624
Equity ($)	291,005	291,005	1,096,139	291,005	1,096,139	1,096,139
Pension/NQDC($)	0	0	30,875	0	0	0
Perquisites/Benefits($)	0	12,000	74,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	405,739
TOTAL ($)	291,005	630,817	1,818,507	291,005	1,474,733	2,157,502

1 Patrick S. Barrett resigned as Fulton’s Chief Financial Officer effective December 5, 2016, and his last date of employment was January 4, 2017. As of December 31, 2016 he was not eligible for any payments upon termination.

2 Voluntary Termination: In the event an Executive’s employment is voluntarily terminated by the Executive other than for “Good Reason,” which is defined in the Employment Agreement and described in footnote 5 below, Fulton’s obligations are limited to the payment of the Executive’s base salary through the effective date of the Executive’s termination, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. No other payments are required, and under the 2013 Plan, unexercised stock options and Performance Shares are forfeited by the Executive as a result of voluntary termination. The amount listed under Equity is the value of the Executive’s vested and “in the money” stock options valued based on the closing price of Fulton’s common stock of $18.80 on December 30, 2016, the last trading day of 2016.

3 Termination for Cause: If an Executive’s employment is terminated for “Cause,” Fulton is not obligated to make any further payments to the Executive under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued under the Employment Agreements as of the date of such termination. Under the 2013 Plan, unexercised stock options and Performance Shares are forfeited by an Executive terminated for Cause, which is defined in the Employment Agreement to include an act of dishonesty constituting a felony, use of alcohol or other drugs which interferes with the performance by the Executive of the Executive’s duties, intentional refusal by the Executive to perform duties, or conduct that brings public discredit on, or injures the reputation of, Fulton.

4 The value listed under Equity is the value of the Executive’s vested and “in the money” stock options valued based on the closing price of Fulton’s common stock of $18.80 on December 30, 2016, the last trading day of 2016.

5 Termination Without Cause or for Good Reason – Before a Change in Control: If an Executive terminates the Executive’s employment for “Good Reason” or the Executive’s employment is terminated by Fulton “Without Cause,” the Executive is entitled to receive the Executive’s base salary for a period of 1 year and, in the sole discretion of Fulton, the Executive also may receive an additional cash bonus. The Executive also would continue to participate in employee health and other benefit plans for which the Executive is eligible during the 1 year period. If the Executive is not eligible to continue to participate in any employee benefit plan, the Executive will be compensated on an annual basis, in advance, for such plan in an amount equal to the cost Fulton would have incurred, had the Executive been eligible to participate in such plan, plus any permitted gross-up for any taxes applicable thereto. Under the 2013 Plan, unexercised stock options are forfeited by an Executive terminated Without Cause or for Good Reason. Good Reason is defined in the Employment Agreement to include a breach by Fulton of its material obligations without remedy, a significant change in the Executive’s authority, duties, compensation or benefits, or a relocation of the Executive outside a specified distance from where the Executive previously was based. Without Cause is defined in the Employment Agreement to include any reason other than for Cause.

6 Cash amount listed for each Executive includes a severance payment based on the Executive’s 2016 base salary. The amounts listed under Cash assume no discretionary bonus was paid to the Executives by Fulton. Equity amounts listed are the value of unexercised stock options on December 30, 2016, the last trading day of 2016. Perquisites/Benefits include a monthly estimate of $1,000 for the value of health and other benefit expenses paid by Fulton for the 1 year severance period attributed to each Executive.

7 Termination Without Cause or for Good Reason – Upon or After a Change in Control: The Executives and other employees have contributed to the building of Fulton into the successful enterprise it is today, and Fulton believes that it is important to protect them in the event of a “Change in Control.” Further, Fulton believes that the interests of shareholders will be best served if the interests of the Executives are aligned with them, and providing Change in Control benefits should eliminate or mitigate any reluctance of the Executives to pursue potential Change in Control transactions that may be in the best interests of shareholders. Based on a review in 2006 by the Hay Group, Fulton’s Compensation Consultant at the time, of typical Change in Control provisions offered by Fulton’s peers and the recommendation of the Hay Group, Fulton determined that the potential Change in Control benefits it offers the Executives are typical for the financial services industry and reasonable relative to the overall value of Fulton.

A Change in Control is defined in the Employment Agreements to include the acquisition of the beneficial ownership of more than 50% of the total fair market value or voting power of the stock of Fulton by any one person or group of persons acting in concert; a change in the composition of the Board of Directors of Fulton during any period of 12 consecutive months such that a majority of the Board of Directors is replaced by Directors whose appointment or election was not endorsed by a majority of the Board of Directors before such appointment or election; the acquisition by any person or group of persons acting in concert during any 12 month period of 30% or more of the total voting power of the stock of Fulton or of 40% or more of the total assets (on a gross fair market value basis) of Fulton. If, during the period beginning 90 days before a Change in Control and ending 2 years after such Change in Control, an Executive is terminated by Fulton Without Cause or an Executive

52

resigns for Good Reason, Fulton is required to pay the Executive 2 times the sum of the Executive’s: (i) annual base salary immediately before the Change in Control; and (ii) the highest annual cash bonus or other incentive compensation awarded to the Executive over the prior 3 years. The Executive also is entitled to receive: (i) an amount equal to that portion of Fulton’s retirement plan, 401(k) plan or deferred compensation plan contributions for the Executive which were not vested, plus the amount of any federal, state or local income taxes due on such amount; (ii) payment of up to $10,000 for outplacement services; and (iii) continuation of other employee benefits to the same extent provided to employees generally for a period of 2 years. If the Executive is not eligible to continue to participate in any employee benefit plan, the Executive will be compensated on an annual basis, in advance, for such plan in an amount equal to the cost Fulton would have incurred, had the Executive been eligible to participate in such plan, plus any permitted gross-up for any taxes applicable thereto.

Only Mr. Wenger’s Employment Agreement provides that, in the event any payment or distribution by Fulton to or for the benefit of an Executive would be subject to excise tax as a Golden Parachute, Mr. Wenger will be entitled to receive an additional payment equal to the total excise tax imposed. The determination that a “gross-up” payment is required and its amount is to be made by a tax adviser and Fulton is responsible for the adviser’s fees and expenses. Fulton’s Compensation Consultant advised the HR Committee in 2006 that this “gross-up provision” was a typical provision in such agreements. In keeping with Fulton’s objective to offer a competitive contract when they were offered, this provision was included in the Employment Agreements in 2006, but more recent agreements, such as the agreements with Messrs. Rohrbaugh, Roda and Myers and Ms. Mueller, do not contain a “gross-up provision.”

Generally, the 2013 Plan provides for vesting of unvested stock options and restricted shares upon termination during the 12-month period following a Change in Control. However, with respect to Performance Shares, in the event of a Change in Control, all incomplete performance periods with respect of such Performance Shares in effect on the date the Change in Control occurs shall end on the date of such change, and the HR Committee shall (i) determine the extent to which Performance Goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause such portion or all of the Performance Shares to vest with respect to performance goals for each such performance period based upon the HR Committee’s determination of the degree of attainment of performance goals or, if not determinable, assuming that the applicable “target” levels of performance had been attained. The table assumes vesting of Performance Shares based on the closing price of Fulton’s common stock of $18.80 on December 30, 2016, the last trading day of 2016, and the number of Performance Shares outstanding as of December 31, 2016.

8 Cash amounts listed are 2 times 2016 base salary and highest VCP Awards paid for the last 3 years for each Executive. The Cash amount for Ms. Mueller has been reduced by $325,713, pursuant to the terms of her Employment Agreement to the extent required to avoid a federal excise tax imposition pursuant to the regulations promulgated under Section 280G of the Tax Code. Equity amount is the value of all “in the money” stock options and unvested Performance Shares as of December 31, 2016. Perquisites/Benefits include $10,000 for outplacement services, $1,000 per month during the severance period for the estimated value of health and other benefit expenses paid by Fulton, $20,000 per year for club memberships, vehicle and other expenses paid by Fulton for the severance period attributed to each Executive.

9 Amount listed under Pension/NQDC represents the aggregate dollar value of Fulton’s contributions to the 401(k) Plan, Nonqualified Deferred Compensation Plan and other retirement benefits as a result of this termination event.

10 Only Mr. Wenger is eligible to receive tax reimbursement for any excise tax imposed for this termination event pursuant to his Employment Agreement. The amounts under Tax Reimbursements were calculated as of December 31, 2016.

11 Termination Due to Retirement: In the event an Executive terminates his employment due to retirement, Fulton is obligated to pay the Executive’s base salary through the effective date of the Executive’s retirement, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. In addition, pursuant to the 2013 Plan, in the event an Executive terminates employment due to retirement at the earlier of (i) achieving age 60 with at least 10 years of service to Fulton or any affiliate or (ii) achieving age 62 with at least 5 years of service to Fulton or any affiliate, unvested stock options and restricted shares awarded under Fulton’s plans would automatically vest. Pursuant to the 2013 Plan, the Performance Shares do not automatically vest upon retirement, and are not included, but subject to review by the HR Committee, performance continues to be measured and the shares may vest based on the original vesting schedule according to the performance level actually achieved. Assuming that all the Executives attained the earlier of (i) achieving age 60 with at least 10 years of service to Fulton or any affiliate or (ii) achieving age 62 with at least 5 years of service to Fulton or any affiliate and retired as of December 31, 2016, their unvested and vested stock options were valued at the $18.80 closing price of Fulton common stock on December 30, 2016, the last day of trading of 2016. The Executives would have 1 or 2 years from the date of retirement to exercise their stock options in accordance with the terms of their option awards.

12 Equity amount is the value of all “in the money” stock options as of December 31, 2016 based on the closing price of Fulton’s common stock of $18.80 on December 30, 2016, the last trading day of 2016.

13 Termination Due to Disability: Following an Executive’s “Disability”, defined in the Employment Agreements to be a medically determinable physical or medical impairment that is expected to result in death or to last for at least 12 months, and that either renders the Executive unable to engage in any substantial gainful activity or qualifies the Executive for benefits under a Fulton disability plan, the employment of the Executive would terminate automatically, in which event Fulton is not thereafter obligated to make any further payments under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued as of the date of such termination, plus an amount equal to at least six months’ base salary as in effect immediately prior to the date of the Disability. After this six (6) month salary continuation period, for as long as the Executive continues to be disabled, the Executive will continue to receive at least 60% of the Executive’s base salary until the earlier of the Executive’s death or December 31 of the calendar year in which the Executive attains age 65. To the extent it does not duplicate benefits already being provided, an Executive will also receive those benefits customarily provided by Fulton to disabled former employees, which benefits shall include, but are not limited to, life, medical, health, accident insurance and a survivor’s income benefit.

14 Cash amount for all the Executives is 6 months at full salary, then 60% of salary for an assumed period of 12 months. Perquisites/Benefits include a monthly estimate of $1,000 for the value of health and other benefit expenses paid by Fulton for an assumed period of 18 months. Equity amount is the value of all “in the money” options and Performance Shares, which would vest as described in the last paragraph of Footnote 7 above, valued based on the closing price of Fulton’s common stock of $18.80 as of December 30, 2016, the last trading day of 2016. In the event an Executive terminates employment due to disability, unvested options, Performance Shares and restricted shares awarded under Fulton’s option plans would automatically vest. The Executives would have 1 year from the date of disability to exercise stock options.

15 Termination Due to Death: In the event of a termination of employment as a result of an Executive’s death, the Executive’s dependents, beneficiaries or estate, as the case may be, would receive such survivor’s income and other benefits as they may be entitled to under the terms of Fulton’s benefit programs, which includes the Life Insurance benefit of twice base salary amount plus a tax reimbursement due as a result of the payment under the Death Benefits described on Page 38.

16 Equity amount is the value of all “in the money” stock options and Performance Shares, which would vest as described in the last paragraph of Footnote 7 above, as of December 30, 2016, the last trading day of 2016. In the event an Executive terminates employment due to death, unvested options, Performance Shares and restricted shares awarded under Fulton’s option plans would automatically vest. Equity for each Executive was valued based on the closing price of Fulton’s common stock of $18.80 on December 30, 2016, the last trading day of 2016. The estate of the Executive would have 1 year from the date of death to exercise stock options.

54

NON-BINDING SAY-ON-PAY RESOLUTION TO APPROVE THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS – PROPOSAL TWO

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” Fulton is providing its shareholders with the opportunity to vote on an advisory (non-binding) resolution at the 2017 Annual Meeting to approve Fulton’s executive compensation for 2016 as described in the Compensation Discussion and Analysis, the tabular disclosures of the Named Executive Officers’ compensation (“Compensation Tables”), and other related information in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” Proposal, gives shareholders the opportunity to endorse or not endorse Fulton’s Executive pay program. At Fulton’s 2016 Annual Meeting, Fulton presented a similar proposal to its shareholders, and approximately 97% of the shareholders who cast a vote on this proposal voted in favor of, and approved, Fulton’s 2016 Say-on-Pay proposal. The HR Committee considered the number of votes cast in favor of Fulton’s 2016 Say-on-Pay proposal to be a positive endorsement of Fulton’s current pay programs and practices. Fulton will continue to monitor the level of support for each Say-on-Pay proposal. However, because the shareholder vote is not binding, the outcome of the 2017 vote, or any future vote, may not be construed as overruling any decision by Fulton’s Board of Directors or HR Committee regarding executive compensation.

As further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, starting on Page 26, Fulton’s executive compensation philosophy and program are intended to achieve three (3) objectives: (i) align interests of the Executives with shareholder interests; (ii) link the Executives’ pay to performance; and (iii) attract, motivate and retain executive talent. Fulton’s Executive compensation program currently includes a mix of base salary, incentive bonus, equity-based plans, retirement plans, health plans and other benefits. Fulton believes that its compensation program, policies and procedures are reasonable and appropriate and compare favorably with the compensation programs, policies and procedures of its peers.

The Board of Directors recommends that shareholders, in a non-binding proposal, vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Fulton’s Named Executive Officers for 2016, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the Compensation Tables and any related material contained in this Proxy Statement, is hereby APPROVED.”

Approval of the non-binding resolution regarding the compensation of the Named Executive Officers would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the determination as to whether the proposal is approved.

Because your vote is advisory, it will not be binding upon Fulton. However, Fulton’s HR Committee and Board of Directors will take into account the outcome of the vote when considering future Executive compensation arrangements, but no determination has been made as to what action, if any, the HR Committee or Board of Directors might take if shareholders do not approve this advisory proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the non-binding resolution to approve the compensation of the Named Executive Officers for 2016.

NON-BINDING SAY-WHEN-ON-PAY RESOLUTION FOR SHAREHOLDERS TO RECOMMEND THE
FREQUENCY OF FULTON’S FUTURE SAY-ON-PAY VOTES – PROPOSAL THREE

The Dodd-Frank Act also requires Fulton to provide its shareholders with an opportunity to indicate, in a non-binding vote, how frequently Fulton should seek a non-binding Say-on-Pay vote of shareholders similar to Proposal Two included on Page 55 of this Proxy Statement. By voting on this Proposal Three, commonly known as a “Say-When-on-Pay” proposal, shareholders may indicate whether they would prefer to be presented with a non-binding Say-on-Pay vote every one, two, or three years, or to abstain from voting on this matter.

Fulton believes that an annual non-binding Say-on-Pay vote complements its goal to create a compensation program that enhances shareholder value. As described in the section titled “Compensation Discussion and Analysis,” Fulton’s executive compensation program is designed to recruit, motivate and retain qualified officers and employees, and to be consistent with Fulton’s philosophy that executive compensation should reflect Fulton’s overall performance and the contribution of its Executives to that performance.

An annual non-binding Say-on-Pay vote will provide shareholders with the ability to evaluate Fulton’s compensation program each year, allowing them to compare Fulton’s compensation program to the performance of Fulton since the last vote. In formulating its recommendation, Fulton’s Board of Directors considered that an annual, non-binding vote on executive compensation will allow shareholders to provide Fulton with regular and timely input on its compensation principles, policies and practices.

Accordingly, the following resolution is submitted for shareholder vote at the 2017 Annual Meeting:

“RESOLVED, that the shareholders, in a non-binding vote, recommend the frequency (every one, two or three years) that Fulton should offer shareholders a non-binding Say-on-Pay vote to approve the compensation of the Named Executive Officers.”

The option receiving the greatest number of votes, even if not a majority of the votes cast, will be considered the frequency recommended by Fulton’s shareholders for holding a non-binding vote to approve the compensation of its Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the frequency option approved by the shareholders.

Because your vote is advisory, it will not be binding upon Fulton. However, Fulton’s HR Committee and Board of Directors will take into account the outcome of the vote when considering the frequency at which Fulton determines to hold a non-binding vote of shareholders to approve the compensation of its Named Executive Officers.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote in favor of a ONE YEAR FREQUENCY of conducting future non-binding Say-on-Pay votes for shareholders to approve the compensation of the Named Executive Officers.

56

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

For the years ended December 31, 2016 and December 31, 2015, Fulton engaged KPMG LLP (“KPMG”), independent registered public accountants, to audit Fulton’s financial statements. The fees incurred for services rendered by KPMG for the years ended December 31, 2016 and 2015 are summarized in the following table:

	2016	2015
Audit Fees – Annual Audit and Quarterly Reviews (1)	$1,560,000	$1,559,000
Audit Fees – Issuance of Comfort Letters and Consents	–	195,000
Audit Fees – Statutory Audit	45,000	45,000

Audit Fees Subtotal	1,605,000	1,799,000

Audit Related Fees (2)	98,000	98,000
Tax Fees (3)	57,000	110,000
All Other Fees (4)	–	908,000

TOTAL	$1,760,000	$2,915,000

(1)	Amounts presented for 2016 are based upon the audit engagement letter and additional fees paid. Final billings for 2016 may differ.

(2)	Fees paid for a required agreed-upon procedures report related to student lending and audits of financial statements of certain employee benefits plans.

(3)	Fees paid for tax services relating to federal and state tax matters.

(4)	2015 fees paid for data validation related to BSA/AML.

The appointment of KPMG for the fiscal year ended December 31, 2017 was approved by the Audit Committee of the Board of Directors of Fulton at a meeting on February 22, 2017. Representatives of KPMG are expected to be present at the 2017 Annual Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.

The Audit Committee has carefully considered whether the provision of the non-audit services described above, which were performed by KPMG in 2016 and 2015, would be incompatible with maintaining the independence of KPMG in performing its audit services and has determined that, in its judgment, the independence of KPMG has not been compromised.

All fees paid to KPMG in 2016 and 2015 were pre-approved by the Audit Committee. The Audit Committee pre-approves all auditing and permitted non-auditing services, including the fees and terms thereof, to be performed by its independent auditor, subject to the de minimus exceptions for non-auditing services permitted by the Exchange Act. However, these types of services are approved prior to completion of the services. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services. Any decisions of such subcommittees to grant pre-approvals are presented to the full Audit Committee for ratification at its next scheduled meeting.

Based on its review and discussion of the audited 2016 financial statements of Fulton with management and KPMG, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for filing with the SEC. A copy of the report of the Audit Committee of its findings that resulted from its financial reporting oversight responsibilities is attached as Exhibit A.

RATIFICATION OF INDEPENDENT AUDITOR – PROPOSAL FOUR

Fulton’s Audit Committee has selected the firm of KPMG to continue as Fulton’s independent auditor for the fiscal year ending December 31, 2017. Although shareholder approval of the selection of KPMG is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection as is a common practice among other publicly traded companies and consistent with sound corporate governance practices. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2017. If Fulton’s shareholders do not approve this proposal at the 2017 Annual Meeting, the Audit Committee will consider the results of the shareholder vote on this proposal when selecting an independent auditor for 2018. However, no determination has been made as to what other specific action, if any, the Audit Committee would take if shareholders do not ratify the appointment of KPMG at the 2017 Annual Meeting.

KPMG has conducted the audit of the financial statements of Fulton and its subsidiaries for the years ended December 31, 2002 through December 31, 2016. Representatives of KPMG who are expected to be present at the meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2017.

58

ADDITIONAL INFORMATION

Annual Report on Form 10-K

A copy of Fulton’s Annual Report on Form 10-K for the year-ended December 31, 2016, as filed with the SEC, including financial statements, is available without charge to shareholders upon written request addressed to the Corporate Secretary, Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604.

The Fulton Annual Report on Form 10-K for year-ended December 31, 2016 and this Proxy Statement are posted and available on Fulton’s website at www.fult.com. Copies of the current governance documents and future updates, including but not limited to the Fulton Code of Conduct, Audit Committee Charter, HR Committee Charter, Nominating and Corporate Governance Committee Charter, Risk Committee Charter and Fulton’s Corporate Governance Guidelines, are also posted and available on Fulton’s website at www.fult.com. The contents of our website are not incorporated into this Proxy Statement by provision of this link, or other links in this Proxy Statement.

Householding of Proxy Materials

Only one (1) Proxy Statement is being delivered to multiple security holders sharing an address unless Fulton has received contrary instructions from one or more of the security holders. Fulton will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement to a security holder at a shared address to which a single copy of the document was delivered. Such a request should be made to the Corporate Secretary, Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604, (717) 291-2411. Requests to receive a separate mailing for future Proxy Statements or to limit multiple copies to the same address should be made orally or in writing to the Corporate Secretary at the foregoing address or phone number.

Sign Up for Electronic Delivery

If you would like to save paper and reduce the costs incurred by Fulton in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card and control number in hand when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and to create an electronic voting instruction form. Follow the instructions for voting by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

OTHER MATTERS

The Board of Directors of Fulton knows of no matters other than those discussed in this Proxy Statement, which will be presented at the 2017 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Fulton.

BY ORDER OF THE BOARD OF DIRECTORS

E. PHILIP WENGER
Chairman of the Board,
Chief Executive Officer
and President

Lancaster, Pennsylvania

April 3, 2017

60

EXHIBIT A

REPORT OF AUDIT COMMITTEE

February 22, 2017

To the Board of Directors of Fulton Financial Corporation:

We have reviewed and discussed with management Fulton Financial Corporation’s audited financial statements as of, and for the year ended, December 31, 2016.

We have discussed with representatives of KPMG LLP, Fulton Financial Corporation’s independent auditor, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees issued by the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from the independent auditor required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as amended, by the PCAOB, and have discussed with the auditor the auditor’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Fulton Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016.

Albert Morrison III, Chair

George W. Hodges, Vice Chair

Denise L. Devine

Ronald H. Spair

Ernest J. Waters

ATTN: SHAREHOLDER SERVICES
P.O. BOX 4887
ONE PENN SQUARE
LANCASTER, PA 17604

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date for Registered Shareholders or May 10, 2017 for Plan Participants. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date for Registered Shareholders or May 10, 2017 for Plan Participants. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E22096-P86547-Z69375	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FULTON FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the
following proposals:

1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Lisa Crutchfield	☐	☐	☐
	1b.	Denise L. Devine	☐	☐	☐
	1c.	Patrick J. Freer	☐	☐	☐
	1d.	George W. Hodges	☐	☐	☐
	1e.	Albert Morrison III	☐	☐	☐
	1f.	James R. Moxley III	☐	☐	☐
	1g.	R. Scott Smith, Jr.	☐	☐	☐
	1h.	Scott A. Snyder	☐	☐	☐
	1i.	Ronald H. Spair	☐	☐	☐
	1j.	Mark F. Strauss	☐	☐	☐
	1k.	Ernest J. Waters	☐	☐	☐
	1l.	E. Philip Wenger	☐	☐	☐

		For	Against	Abstain
2.	NON-BINDING "SAY-ON-PAY" RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2016.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

3.	NON-BINDING “SAY-WHEN-ON-PAY ” RESOLUTION TO RECOMMEND THE FREQUENCY OF CONDUCTING FULTON'S FUTURE NON-BINDING “SAY-ON-PAY” VOTES. ☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
4.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS FULTON FINANCIAL CORPORATION'S INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING 12/31/17.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Meeting Time, Date and Location

The meeting will be held at 10:00 a.m. on Monday, May 15, 2017 at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m.

RSVP

If you will be attending the meeting, please complete the enclosed Annual Meeting Invitation and Reservation Form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document and Meeting Invitation are available at www.proxyvote.com.

E22097-P86547-Z69375

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FULTON FINANCIAL CORPORATION

This proxy appoints Samuel H. Jones, Jr., Kenneth E. Shenenberger, John R. Merva, or any one of them acting in the absence of the other proxies, with full power of substitution, to represent and vote, as designated on the reverse side, all of the Fulton Financial Corporation Common Stock: (i) held of record by the signer on February 28, 2017 and (ii) which the signer is otherwise entitled to vote, and, in their discretion, to vote upon such other business as may be properly brought before the Annual Meeting of Shareholders to be held on Monday, May 15, 2017, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen St., Lancaster, PA, or any adjournment thereof.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the Election of Directors, FOR the "Say-on-Pay" proposal, in favor of a ONE YEAR FREQUENCY on the "Say-When-On-Pay" proposal and FOR the ratification of the appointment of KPMG LLP.

If shares of Fulton Financial Corporation Common Stock are issued to or held for the account of the person(s) signing on the reverse side ("Plan Participant") under employee plans and voting rights attached to such shares (any such plans, an "Employee Plan"), the Plan Participant hereby directs the respective fiduciary ("Plan Trustee") of each applicable Employee Plan to vote all shares of Fulton Financial Corporation Common Stock in the Plan Participant's name and/or account under such Employee Plan as of February 28, 2017 in accordance with the instructions given herein, and, in its discretion, to vote upon such other business as may be properly brought before the Annual Meeting, to be held on Monday, May 15, 2017, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen St., Lancaster, PA, or any adjournments or postponements thereof.

Employee Plan shares, when this proxy is properly delivered, will be voted by the Plan Trustee in the manner directed by the Plan Participant.

Please use the Internet or touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2017, which is the deadline to vote the shares through the use of the Internet or telephone. Voting instructions for Employee Plan shares made through the Internet or telephone must be received by 11:59 p.m. Eastern Time on May 10, 2017.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)